Exhibit (k.4)

Dated [    ]

DEUTSCHE BANK AKTIENGESELLSCHAFT

as Lender

and

DEUTSCHE BANK AG, LONDON BRANCH

as Calculation Agent

and

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

as Borrower

U.S.$1.00

(initial principal amount)

Floating Rate Assignable Schuldschein Loan Agreement due

December 31, 2014

Extendible by agreement of the Borrower and the Lender

Linklaters

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105

Telephone (+1) 212 903 9000

Facsimile (+1) 212 903 9100

Ref: L-220502

THIS FLOATING RATE ASSIGNABLE SCHULDSCHEIN LOAN AGREEMENT is dated [    ] and made between:

(1)	DEUTSCHE BANK AKTIENGESELLSCHAFT, Taunusanlage 12, 60262 Frankfurt am Main, Federal Republic of Germany (“DB” or the “Lender”);

(2)	DEUTSCHE BANK AG, LONDON BRANCH, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom as initial Calculation Agent; and

(3)	BLACKSTONE ALTERNATIVE ALPHA MASTER FUND, 345 Park Avenue, 29th Floor, New York, NY 10154 (the “Borrower”).

1	Definitions; Interpretation

1.1	Definitions: In this Agreement:

“Accrued Interest Amount” with respect to a Further Disbursement, has the meaning given to it in Clause 2.5.3 and, with respect to an Optional Prepayment, has the meaning given to it in Clause 4.2;

“Acknowledgement of Further Disbursement Request Notice” has the meaning given to it in Clause 2.5.3;

“Acknowledgement of Initial Disbursement Request Notice” has the meaning given to it in Clause 2.1;

“Additional Indebtedness” means any borrowing or other Indebtedness (including, but not limited to, Indebtedness arising pursuant to Derivative Transactions, credit facilities and other debt instruments) to be entered into by any relevant Manager Fund comprising part of the Collateral and used for working capital purposes and not for leverage (without limiting the generality of the foregoing, any borrowing or other Indebtedness with an aggregate loan to value of 15 per cent. or less and a clean down period of at least annually will be treated as Additional Indebtedness);

“Adjusted Gross Portfolio Value” means, at any time, (a) the net asset value of Permitted Funds (adjusted as provided for in Schedule 1) plus (b) Cash Equivalents, in each case comprising the Collateral at such time, calculated as Total Assets attributable to (i) Permitted Funds and (ii) Cash Equivalents, in each case as of such time, or as of the most recent date for which such information is available to the Borrower;

“Administration Agreement” means the agreement governed by New York law and dated April 1, 2012, between the Borrower and the Administrator relating to the administration of the Borrower, as amended or supplemented from time to time;

“Administrator” means Citi Fund Services Ohio, Inc., as administrator (which shall not include any person to whom the administrator delegates, or appoints as its agent in respect of, all or any part of its functions in such capacity provided that any such delegate or agent acts solely as a delegate or agent, as the case may be, of the administrator and not as an agent or delegate of the Borrower), or any successor administrator that is reasonably acceptable to, and approved in good faith by, the Lender;

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified;

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“Aggregate Principal Amount” means (a) on the Disbursement Date, the Initial Principal Amount and (b) at any time thereafter, the aggregate principal amount of the Loan outstanding at such time, as increased from time to time by any Increased Principal Amounts in accordance with Clause 2.5 and any Capitalization Amounts in accordance with Clause 7.8 and as decreased from time to time by any Optional Prepayment Amounts in accordance with Clause 4;

“Agreement” means this Floating Rate Assignable Schuldschein Loan Agreement as evidenced by the Schuldschein and attachments thereto;

“Agreement and Declaration of Trust” means the Agreement and Declaration of Trust dated November 14, 2011, as such agreement may be amended or supplemented from time to time;

“Anti-Terrorism Laws” has the meaning assigned to it in Clause 12.1.18;

“Applicable Reference Interest Rate” means the Reference Interest Rate applicable to the Loan for the period in respect of which the Market Adjustment Factor is being determined;

“Approved Custodian” means Deutsche Bank AG, The Northern Trust Company, The Bank of New York Mellon, JPMorgan Chase Bank, N.A., CITCO Group Limited, Credit Suisse AG, Cayman Islands Branch, State Street Bank and Trust Co., or any wholly-owned subsidiary of any of them with custodial powers, or any other custodian approved by the Lender (such approval not to be unreasonably withheld);

“Attachment 2” has the meaning given to it in Clause 2.6;

“Auditor” means Deloitte & Touche LLP, in its capacity as auditor of the Borrower, or any successor audit firm that is reasonably acceptable to, and approved by, the Lender;

“Authorized Officer” means any officer of the Borrower who is authorized to act for the Borrower and who is identified on the list of Authorized Officers in Schedule 2 (as such list may be modified or supplemented by the Borrower from time to time thereafter and delivered in writing to the Lender);

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date;

“Borrower PPM” means the Borrower’s Registration Statement filed with the Securities and Exchange Commission on Form N-2 dated November 23, 2011, as such may be amended from time to time;

“Business Day” means a day that is both (a) a day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed and (b) a day on which banks are open for dealings in U.S. dollar deposits in the London interbank market;

“Calculation Agent” means Deutsche Bank AG, London Branch as appointed pursuant to Clause 18 or any successor thereof;

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP;

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“Capitalization Amount” means the Interest Amounts capitalized and added to the Aggregate Principal Amount pursuant to Clause 7.8;

“Cash Equivalents” means any investment that is an Eligible Investment within paragraph (b) of paragraph 1 of Schedule 1;

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender (or, for purposes of Clause 9.7, by any investing office of the Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued or implemented;

“Collateral” has the meaning given to it in the Security Agreement;

“Collateral Accounts” has the meaning given to it in the Security Agreement;

“Collateralization Ratio” means, at any time, the ratio equal to (a) Total Liabilities divided by (b) the Adjusted Gross Portfolio Value, in each case as of such time, or as of the most recent date for which such information is available to the Borrower;

“Collateralization Ratio Certificate” means a certificate of an Authorized Officer of the Borrower in substantially the form of Schedule 11 certifying the Gross Portfolio Value as of the Measurement Date for which information is available as specified in such certificate preceding (i) the Disbursement Date or (ii) the applicable Further Disbursement Date, in each case after giving effect to any known subscriptions and redemptions as of the date of such certificate;

“Constituent Documents” means the constituent documents of the Borrower, listed on Schedule 15, as such documents may be amended in compliance with this Agreement;

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto;

“Control Agreement” means the account control agreement between the Borrower, the Custodian and the Lender relating to control of the assets held in the Collateral Accounts, as such agreement may be amended or supplemented from time to time;

“Custodian” means Citibank, N.A. or any successor or replacement custodian that is an Approved Custodian;

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“Custodian Agreement” means the agreement dated January 17, 2012 (as amended) between, among others, the Borrower and the Custodian relating to the Collateral Accounts and the Collateral, as such agreement may be amended or supplemented from time to time;

“Day Count Fraction” means, where interest is to be calculated in respect of a period other than one or more complete years, the calculation will be effected on the basis of a 360 day year and on the basis of the actual number of days elapsed;

“DB CRM” means the departments of Deutsche Bank AG, London Branch whose role is to monitor credit risk and market risk;

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default;

“Default OC Ratio” means 0.27;

“Derivative Transaction” means any over-the-counter or exchange-traded derivative or swap, including but not limited to swaps (interest rate, credit default and other swaps), options, swaptions or other derivative products;

“Disbursement Date” means December 20, 2013, or, if later, the date on which the conditions precedent in Clause 10 are satisfied (or waived by the Lender);

“Discount Factor” means, in respect of any date, a discount rate calculated by the Calculation Agent using the closing USD swap curve marked by the Calculation Agent’s interest rates swap desk one (1) Business Day prior to such date;

“Effective Date” means December 20, 2013;

“Eligible Investments” has the meaning given to it in Schedule 1;

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest;

“Event of Default” has the meaning given to it in Clause 15;

“Excluded Subsidiaries” means (a) any wholly-owned special purpose subsidiary the sole purpose for which is to enable the Borrower to allocate capital to an investment manager or advisor in accordance with the stated investment strategy of the Borrower, or (b) any subsidiary that is a “master fund” of which the Borrower is its “feeder fund”;

“Excluded Taxes” means (a) income or franchise taxes imposed on (or measured by) the net income of the Lender by the jurisdiction under the laws of which the Lender is organized or in which its principal office or office which purchased, holds or owns the Loan is located or with which income from the Loan is effectively connected other than by reason of holding the Loan, (b) any branch profits taxes or any similar tax imposed by any jurisdiction referred to in clause (a) above, and (c) any Taxes imposed, deducted or withheld on or from any amounts payable to any Joining Lender at the time it becomes a Lender, or payable to the Lender at the time it changes the office which holds or owns the Loan, except to the extent that the Lender or its assignor, if any, was entitled, at the time of change of office or assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Clause 9.1;

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“Feeder Funds” means any entity that serves as a “feeder fund” of the Borrower by investing substantially all of its assets in the Borrower, including Blackstone Alternative Alpha Fund and Blackstone Alternative Alpha Fund II;

“Final Reporting Date” means the 60th calendar day next succeeding the last day of a calendar month;

“Finance Documents” means this Agreement, the Structuring Fee Letter and the Security Documents;

“Further Disbursement” has the meaning given to it in Clause 2.5.1;

“Further Disbursement Amount” has the meaning given to it in Clause 2.5.2;

“Further Disbursement Date” means any Business Day during the Availability Period on which the Lender makes a Further Disbursement;

“Further Disbursement Request Notice” has the meaning given to it in Clause 2.5.1;

“GAAP” means generally accepted accounting principles in the United States;

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

“Gross Portfolio Value” means at any time, (a) the net asset value of Permitted Funds (without taking into account any adjustments provided for in Schedule 1; provided that Ineligible Investments consented to by DB shall be given a zero value) plus (b) Cash Equivalents, in each case comprising the Collateral at such time, calculated as Total Assets attributable to (i) Permitted Funds and (ii) Cash Equivalents, in each case as of such time, or as of the most recent date for which such information is available to the Borrower;

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business;

“Illegality Event” means a Change in Law shall have occurred that either (a) causes the Transactions to be contrary to law or (b) that could reasonably be expected to result in a Material Adverse Effect;

“Increased Principal Amount” has the meaning given to it in Clause 2.5.3;

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“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, however, that Indebtedness shall not include overnight overdrafts from any bank or other financial institution, obligations in connection with redemptions from the Borrower, accrued expenses, service fees and other fees incurred in the ordinary course of business, or any obligations under a Derivative Transaction entered into by the Borrower in compliance with this Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor;

“Indemnified Party” has the meaning given to it in Clause 20.1.2;

“Indemnified Taxes” means Taxes other than Excluded Taxes;

“Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower;

“Initial Disbursement Request Notice” has the meaning given to it in Clause 2.1;

“Initial Principal Amount” has the meaning given to it in Clause 2.1;

“Initial Reporting Date” means the 35th calendar day next succeeding the last day of a calendar month;

“Interest Accrual End Date” means the last Business Day in each of March, June, September and December in each year, with the Interest Accrual End Date for the first Interest Period being the last Business Day in December 2013 and the last Interest Accrual End Date being the Stated Maturity Date;

“Interest Amount” has the meaning given to it in Clause 7.5;

“Interest Determination Date” means, in respect of an Interest Period, the date falling two (2) Business Days prior to the commencement of such Interest Period or, in the case of the first Interest Determination Date, two (2) Business Days prior to the Disbursement Date;

“Interest Notification Date” has the meaning given to it in Clause 7.6;

“Interest Payment Date” means, in respect of an Interest Period other than the final Interest Period, the date falling two (2) Business Days after the Interest Notification Date in respect of that Interest Period and, in respect of the final Interest Period, means the Interest Accrual End Date in respect of such final Interest Period;

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“Interest Period” has the meaning given to it in Clause 7.1;

“Interest Rate” has the meaning given to it in Clause 7.3;

“Interpolated Rate” means, for any period, a LIBOR interest rate that is determined by the Calculation Agent by using the following formula:

r1+ (r2-r1)/(d2-d1)*(dc-d1)

where:

d1 = The Term, expressed as an integral number of days, next closest to but shorter than the Relevant Period

r1 = The LIBOR interest rate applicable to d1

d2 = The Term, expressed as an integral number of days, next closest to but longer than the Relevant Period

r2 = The LIBOR interest rate applicable to d2

dc = The Relevant Period, expressed as an integral number of days and where:

“Relevant Period” means the period for which the Interpolated Rate is being determined (being the period from and including the relevant Further Disbursement Date or Prepayment Date, as the case may be, to but excluding the Interest Accrual End Date immediately following such Further Disbursement Date).

“Term” means any of 1 Day, 1 Week, 1 Month, 2 Months, 3 Months or 4 Months, as applicable.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and rules and regulations promulgated thereunder;

“Investment Pool” means the pool of Permitted Funds in which the Borrower has invested but which shall not include any non-cash payment received on a redemption of any such Permitted Funds;

“Joining Lender” has the meaning given to it in Clause 17.2;

“LIBOR” means the London Interbank Offered Rate, as determined by the Calculation Agent;

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, assignment, deposit arrangement, preference, priority, encumbrance, charge or security interest in, on or of such asset, or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset;

“Loan” has the meaning given to it in Clause 2.1;

“Manager” means Blackstone Alternative Asset Management L.P. in its capacity as investment manager to the Borrower;

“Manager Fund” has the meaning given to it in the Portfolio Guidelines;

“Manager Fund Letter” has the meaning given to it in Clause 13.12.1;

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“Market Adjustment Factor” means a market adjustment in an amount, which may be positive or negative, determined by the Calculation Agent using the following formula:

DC/360 * (Interpolated Rate – Applicable Reference Interest Rate) * Discount Factor * Amount

where “DC” means the number of days in the period from and including the relevant Further Disbursement Date or Prepayment Date, as applicable to but excluding the Interest Accrual End Date immediately following such Further Disbursement Date or Prepayment Date, as applicable, and “Amount” means either the Increased Principal Amount or the Optional Prepayment Amount, as the case may be;

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower, taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lender under this Agreement;

“Material Adverse Fund Event” means the occurrence of any of the following:

(a)	Citibank, N.A. resigns or is removed from such capacity by the Borrower and not replaced by an Approved Custodian within 90 calendar days of such resignation or removal;

(b)	Blackstone Alternative Asset Management L.P. resigns as Manager to the Borrower or is removed from such capacity by the Borrower;

(c)	any of the Administrator or the Auditor of the Borrower resigns or is removed by the Borrower and not replaced by an administrator or auditor reasonably acceptable to, and approved by, the Lender within 30 calendar days of such resignation or removal;

(d)	the Borrower imposes or otherwise implements, in a manner that is not required by the Investment Company Act, or otherwise effectuated in order to be in compliance with applicable law, (i) cancellation of an offer to purchase shares at any time between the date of the offer and the date upon which shares tendered pursuant to such offer are accepted by the Borrower or (ii) in the event that an offer to purchase is oversubscribed, the acceptance of tendered shares on a pro rata basis or (iii) distribution in kind, where such distributions amount to at least 30% of the aggregate value of the Borrower’s shares; or

(e)	the Net Asset Value of the Borrower (expressed on a “per share” basis) declines by (i) 10% or more in any one-month period, (ii) 20% or more in any three-month period or (iii) 30% or more in any twelve-month period;

“Material Market Disruption” means the occurrence of such a change in national or international financial or economic conditions, or any national or international calamity or emergency, as has had the effect of a material dislocation in, or closure of, the interbank or money markets or the equity or fixed income markets in one or more of the following financial centers: New York or London; provided that a Material Market Disruption shall not be deemed to occur until the Calculation Agent has determined, in its sole discretion but after consultation with the Borrower, on a date that is not less than 30 calendar days following the first day of such event, that such event has materially prejudiced, or would be likely to prejudice materially, the Lender’s purchase, funding or holding of the Loan;

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“Maximum Principal Amount” means, at any time, U.S.$21,000,000, or such other higher amount as may be agreed pursuant to Clause 2.7;

“Measurement Date” means any of (a) the last Business Day of each calendar month or (b) for the notice required to be provided by the Borrower to the Lender pursuant to the final clause of Clause 13.9, the date as of which the Collateralization Ratio is measured to ascertain that the Collateralization Ratio no longer exceeds the Trigger OC Ratio;

“Moody’s” means Moody’s Investors Service, Inc.;

“NDA” means the non-disclosure agreement between the Lender and the Manager, dated as of December 20, 2010 and includes any similar agreement entered into by a Joining Lender;

“Net Asset Value” means, at any time, the net asset value of the Borrower, calculated as Total Assets minus Total Liabilities, in each case as of such date, or as of the most recent date for which such information is available to the Borrower;

“Optional Prepayment” has the meaning given to it in Clause 4.1;

“Optional Prepayment Amount” has the meaning given to it in Clause 4.2;

“Other Derivatives” means those over-the-counter or exchange-traded derivatives and swaps, including but not limited to swaps (interest rate, credit default and other swaps), options or other derivative products, that are not Permitted Derivatives; provided that the greater of (i) the aggregate absolute values of the notional amounts or (ii) the aggregate absolute values of the mark-to-market values in each case of Other Derivatives (other than those entered into by the Borrower with DB as counterparty, in each case as reported by the Borrower to DB) shall not exceed 15% of the Gross Portfolio Value on the trade date of any such derivative or on any Measurement Date;

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement;

“Permitted Derivatives” means (a) funded, over-the-counter or funded, exchange-traded options purchased by the Borrower, provided that such options are with counterparties that at the time of entering into the transaction are rated “A-” or better by S&P and “A3” or better by Moody’s, and (b) Other Derivatives entered into by the Borrower with either the Lender or the Calculation Agent as counterparty;

“Permitted Fund” has the meaning given to it in Schedule 1;

“Permitted Indebtedness” means any obligations under a Permitted Derivative or Other Derivative;

“Permitted Investments” means investments in which the Borrower is permitted to invest pursuant to its Constituent Documents;

“Permitted Lien” means (i) Liens incurred in connection with taxes not yet due and payable, (ii) Liens securing custodial fees, each incurred or undertaken in the ordinary course of business, (iii) Liens securing Permitted Derivatives or Other Derivatives and (iv) Liens arising by operation of law;

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity;

“Portfolio Guidelines” means the guidelines set out in Schedule 1 as amended from time to time by agreement between the Borrower and the Lender;

“Prepayment Amount” has the meaning given to it in Clause 4.2;

“Prepayment Date” has the meaning given to it in Clause 4.2;

“Recourse Assets” has the meaning assigned to it in Clause 20.10;

“Reference Interest Rate” has the meaning given to it in Clause 7.4;

“Regulatory Event” means any rule, regulation, request or guideline promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act (including, without limitation, Section 619 thereof) or any directive, law, rule, regulation or decision issued by any Governmental Authority in the European Union that (i) makes it illegal for the Lender, or materially restricts the ability of the Lender, to hold the Loan, (ii) makes it illegal for DB, or materially restricts the ability of DB, to hold, create, perfect or enforce its security interest in, or benefit from, the Collateral pursuant to the Security Agreement or (iii) makes it illegal for the Lender, or materially restricts the ability of the Lender, to participate in the transactions contemplated by the Finance Documents;

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates;

“Replacement Event” means that DB either (i) is no longer acting as the Lender under this Agreement, (ii) a court in Germany opens insolvency proceedings against DB, or the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) applies for such proceedings or makes an arrangement for the benefit of DB’s creditors (Sanierungsmassnahmen) generally or (iii) fails to make a disbursement pursuant to Clause 2.5 of this Agreement after notice has been duly given by the Borrower and all applicable conditions precedent to such disbursement contained in this Agreement have been fulfilled and such failure continues for two Business Days;

“Reporting Date” means either an Initial Reporting Date or a Final Reporting Date;

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower, but excluding any dividend or distribution made in connection with the Borrower’s intention to elect to be treated and to qualify annually for treatment as a RIC under Subchapter M of the U.S. Internal Revenue Code;

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.;

“Schuldschein” means a Schuldschein (Certificate of Indebtedness) substantially in the form attached hereto as Schedule 3 and delivered as provided in Clause 2.3;

“Screen Page” has the meaning given to it in Clause 7.4;

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“Security Agreement” means the security interest agreement dated on or about December 20, 2013 between, amongst others, the Borrower and the Lender relating to the grant of security over the Collateral, as such agreement may be amended or supplemented from time to time;

“Security Documents” means the Security Agreement and the Control Agreement;

“Secured Obligations” has the meaning given to it in the Security Agreement;

“Spread” means 1.00% per annum;

“Stated Maturity Date” means December 31, 2014, as such date may be extended as provided in Clause 3.2;

“Structuring Fee Letter” means the fee letter dated December 20, 2013 between the Borrower and the Lender relating to the Loan, as such agreement may be amended or supplemented from time to time;

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (other than, with respect to the Borrower, a fund in the Investment Pool) (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent;

“Target OC Ratio” means 0.12;

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority;

“Termination Date” means the earlier to occur of (a) the Stated Maturity Date and (b) the first date on which both (i) this Agreement has been terminated pursuant to Clause 2.9, Clause 4.1 (if so specified in the relevant prepayment notice), Clause 5.1, Clause 5.3, Clause 5.4 or the second to last paragraph of Clause 15 and (ii) the Aggregate Principal Amount (and any accrued but unpaid interest thereon) and all amounts owing under the Finance Documents are fully repaid;

“Total Assets” means, as of any date, all assets of the Borrower that in accordance with GAAP would be classified as assets upon a balance sheet of the Borrower prepared as of such date;

“Total Liabilities” means, as of any date, all liabilities of the Borrower that in accordance with GAAP would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date;

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the Security Documents, the disbursement of the Loan, the use of the proceeds thereof and any transfer or assignment contemplated hereby;

“Transfer Agreement” has the meaning given to it in Clause 17.2.1;

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“Transfer Date” has the meaning given to it in Clause 17.2.2;

“Trigger OC Ratio” means 0.17;

“U.S. dollars”, “U.S.$” or “USD” refers to lawful money of the United States of America;

1.2	Interpretation:

1.2.1	The term “Lender” will include any person to whom all or part of the Loan has been transferred in whole or in part in accordance with Clause 17.

1.2.2	Terms not defined in Clause 1.1 above shall, unless the context requires otherwise, bear the meaning given to them in the Schedules hereto.

1.2.3	For the avoidance of doubt, the Security Documents are governed by New York law and any terms which are used herein and defined in the relevant Security Document shall be interpreted in accordance with New York law.

1.2.4	All Schedules hereto shall form an integral part of this Agreement.

2	Floating Rate Assignable Schuldschein Loan Agreement, Disbursement

2.1	Initial Disbursement: On and subject to the terms and conditions of this Agreement, including without limitation this Clause 2.1 and Clause 10, the Lender will grant to the Borrower, on the Disbursement Date, a Schuldschein loan (the “Loan”) in an initial principal amount of U.S.$1.00 (one U.S. dollar) (the “Initial Principal Amount”), conditional upon the Lender’s receipt of an initial disbursement request notice signed by an Authorized Officer (the “Initial Disbursement Request Notice”) requesting disbursement of the Initial Principal Amount and the Borrower’s receipt of an acknowledgement of such Initial Disbursement Request Notice, in substantially the form of the Acknowledgement of Initial Disbursement Request Notice attached hereto as Schedule 8 (“Acknowledgement of Initial Disbursement Request Notice”).

2.1.1	The Borrower shall deliver to the Lender an Initial Disbursement Request Notice no later than 5:00 p.m., London time, two (2) Business Days prior to the Disbursement Date. The Initial Disbursement Request Notice must (a) set forth the Initial Principal Amount (which may not exceed the Maximum Principal Amount), (b) certify that the applicable conditions to the initial disbursement contained in Clause 10 have been satisfied, (c) attach a Collateralization Ratio Certificate, (d) include any changes in the wiring instructions and (e) be substantially in the form of the Initial Disbursement Request Notice attached hereto as Schedule 7.

2.1.2	Upon receipt by the Lender of any Initial Disbursement Request Notice pursuant to Clause 2.1.1, the Lender shall deliver to the Borrower an Acknowledgement of Initial Disbursement Request Notice, no later than 5:00 p.m., London time, one (1) Business Day prior to the proposed Disbursement Date, unless the conditions precedent in Clause 10 have not been satisfied, or waived by the Lender. The Acknowledgement of Initial Disbursement Request Notice must acknowledge the Initial Principal Amount in cash requested to be drawn down by the Initial Disbursement Request Notice.

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2.2	Account Details: Before 5:00 p.m., New York time, on the Disbursement Date, subject to Clause 2.1, the Lender will disburse the Initial Principal Amount of the Loan to the Borrower. The Lender will credit the Initial Principal Amount on order of the Borrower to the following account:

Bank:	Citibank, NA
ABA #:	021-000-089
Account name:	Blackstone Alternative Alpha Master Fund
Account no.:	30891107

2.3	Delivery of Schuldschein: The Loan will be evidenced by the Schuldschein signed by the Borrower on the Disbursement Date and delivered to the Lender without undue delay.

2.4	Changes to Aggregate Principal Amount: On the Disbursement Date, the Loan shall have an initial Aggregate Principal Amount equal to the Initial Principal Amount. At any time thereafter, the Aggregate Principal Amount shall be the aggregate principal amount of the Loan outstanding at such time, as increased from time to time by (a) any Increased Principal Amounts upon Further Disbursements in accordance with Clause 2.5 as of the commencement of the Interest Period in which any such Further Disbursement takes place and (b) any Capitalization Amounts in accordance with Clause 7, and as decreased from time to time by any Optional Prepayment Amounts in accordance with Clause 4.

2.5	Further Disbursements: Subject to Clause 2.8, the Borrower may request an increase in the Aggregate Principal Amount as follows:

2.5.1	Further Disbursement Request: On and subject to the terms and conditions of this Agreement, including without limitation this Clause 2.5 and Clause 11, DB agrees that the Borrower may request DB for an increase in the amount of the Loan (each such increase, a “Further Disbursement”) during the Availability Period, by delivery of a further disbursement request notice pursuant to this Clause 2.5 (a “Further Disbursement Request Notice”) signed by an Authorized Officer. Any such increase in the amount of the Loan will be on the same terms and conditions on which the initial amount of the Loan was disbursed on the Disbursement Date pursuant hereto. The Increased Principal Amount shall be added to the existing amount of the Loan on and from the commencement of the Interest Period in which such Further Disbursement takes place, and interest on the Increased Principal Amount will accrue from the commencement of such Interest Period at the Interest Rate for such Interest Period. For the avoidance of doubt, although DB may assign some or all of its claims under the Loan pursuant to Clause 17, DB will be the initial Lender in respect of any such Further Disbursement in accordance with this Clause 2.5.

2.5.2	Further Disbursement Request Notices: In respect of any proposed Further Disbursement, the Borrower shall deliver to DB a Further Disbursement Request Notice no later than 2:00 p.m., New York time, two (2) Business Days prior to the proposed Further Disbursement Date. The Further Disbursement Request Notice must: (a) identify the relevant Further Disbursement Date, (b) set forth the cash amount that the Borrower wishes to receive pursuant to the Further Disbursement (the “Further Disbursement Amount”), (c) certify that the applicable conditions to the Further Disbursement contained in Clause 11 have been satisfied, (d) attach a Collateralization Ratio Certificate, (e) include any changes in wiring instructions and (f) be substantially in the form of the Further Disbursement Request Notice attached hereto as Schedule 9. Each Further Disbursement Request Notice shall be irrevocable and shall specify a Further Disbursement Amount which shall equal at least U.S.$500,000 (unless waived by DB).

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2.5.3	Commitment: If DB receives a duly executed and valid Further Disbursement Request Notice pursuant to this Clause 2.5, DB shall disburse the applicable Further Disbursement Amount on the applicable Further Disbursement Date, unless the conditions precedent in Clause 11 have not been satisfied, or waived by DB. For the avoidance of doubt, irrespective of any transfer by DB of some or all of its claims under the Loan pursuant to Clause 17, only DB shall be committed pursuant to this Clause 2.5.3. If disbursing the applicable Further Disbursement Amount, DB must also deliver to the Borrower an acknowledgement of such Further Disbursement Request Notice, in substantially the form of the Acknowledgement of Further Disbursement Request Notice attached hereto as Schedule 10 (“Acknowledgement of Further Disbursement Request Notice”) no later than 5:00 p.m., London time, one (1) Business Day from the date of receipt by DB of the Further Disbursement Request Notice. The Acknowledgement of Further Disbursement Request Notice must: (a) identify the principal amount by which the Loan is to be increased (the “Increased Principal Amount”), (b) identify an amount, which shall be calculated as the product of the Increased Principal Amount multiplied by the Reference Interest Rate and the Day Count Fraction for the period from and including the Interest Accrual End Date immediately preceding the relevant Further Disbursement Date to but excluding such Further Disbursement Date (the “Accrued Interest Amount”), and (c) identify the Market Adjustment Factor. The Increased Principal Amount shall be calculated as (A) the Further Disbursement Amount minus (B) the Accrued Interest Amount plus (C) the Market Adjustment Factor.

2.5.4	Payment: If DB receives a duly executed and valid Further Disbursement Request Notice and delivers an Acknowledgement of Further Disbursement Request Notice, the total amount disbursed by DB pursuant to such Further Disbursement shall be the Further Disbursement Amount and the increase in the amount of the Loan to be disbursed by DB shall be the Increased Principal Amount. DB will, no later than 2.00 p.m., New York time, on the applicable Further Disbursement Date, disburse the Further Disbursement Amount by wire transfer in immediately available funds to the account specified by the Borrower in Clause 2.2 or as otherwise specified in the relevant Further Disbursement Request Notice.

2.5.5	Limit on Further Disbursements: Notwithstanding the above, the Borrower is limited to a maximum of one Further Disbursement per calendar month (unless waived by DB). In addition, in no event may any Further Disbursement be requested by the Borrower hereunder if after giving effect to such Further Disbursement, the Aggregate Principal Amount on the Further Disbursement Date would exceed the Maximum Principal Amount.

2.6	Record of Loan: On or around any Further Disbursement Date, DB shall (i) make an entry in Attachment 2 to the Schuldschein certifying the Loan (“Attachment 2”) or (ii) in the case of a previous transfer of claims under the Loan pursuant to Clause 17, the Borrower shall issue a new Schuldschein substantially in the form attached hereto as Schedule 3) to reflect the increase in the Aggregate Principal Amount by the Increased Principal Amount and the Borrower agrees to such record or such new issue of a Schuldschein, as the case may be. Upon a repayment of principal pursuant to this Agreement, whether pursuant to

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Clause 4 or Clause 5 or otherwise, the Aggregate Principal Amount shall be decreased by the principal amount of any such repayment and the Lender will make an entry in Attachment 2 to reflect the decrease in the Aggregate Principal Amount by the amount of principal repaid and the Borrower agrees to such record. No failure of the Lender to make any such record (and no error in any such record) shall affect any obligation of the Borrower under the Schuldschein. If, on or around any anniversary of the Disbursement Date, the Lender so requests, the Borrower shall countersign Attachment 2 confirming the Aggregate Principal Amount as of such date.

2.7	Change in Maximum Principal Amount: On each Interest Accrual End Date the Maximum Principal Amount can be increased with two Business Days’ notice as the Borrower and the Lender may from time to time agree in writing in substantially the form set out in Schedule 14 to this Agreement.

2.8	Termination of Commitment: The obligation of DB to disburse any Further Disbursement Amount shall terminate on the occurrence of an Event of Default under Clause 15.5 or Clause 15.15.

2.9	Termination; Reduction of Maximum Principal Amount: If (a) the Lender requests compensation pursuant to Clause 9 and the Borrower has made a compensation payment pursuant to such request or (b)(i) any Change in Law could give rise within three months of such Change in Law to a request by the Lender for compensation from the Borrower pursuant to Clause 9 and (ii) the Lender confirms to the Borrower (within 10 Business Days of written notice from the Borrower) that the Lender would be requesting such compensation, the Borrower may, in either case, upon three Business Days’ prior written notice to the Lender (x) terminate this Agreement and the facility created in connection herewith and the Borrower shall not be liable for any Fee (as defined in the Structuring Fee Letter) that would have accrued after the date that such notice was delivered to the Lender, or (y) require that the Maximum Principal Amount be reduced to the Aggregate Principal Amount outstanding as of the date such notice is delivered and the Borrower shall not be liable for any Fee (as defined in the Structuring Fee Letter) that would have accrued after the date that such notice was delivered to the Lender. If the Borrower chooses to reduce the Maximum Principal Amount in accordance with (ii) above, the Borrower may nevertheless choose to terminate in accordance with (i) above at any time thereafter. For the avoidance of doubt, if this Agreement terminates pursuant to Clause 5.1 or Clause 5.3 hereof the Borrower shall not be liable for any Fee (as defined in the Structuring Fee Letter) that would have accrued after the date of such termination.

3	Repayment and Extension of Stated Maturity Date

3.1	Obligation to Pay: Subject to Clauses 4, 5 and 15, the Borrower will repay the Aggregate Principal Amount (together with any accrued but unpaid interest thereon) to the Lender on the Stated Maturity Date. After the full and complete repayment of the Loan the Lender will return the Schuldschein to the Borrower without delay. Except as provided in Clauses 5 and 15, the Lender will not be entitled to require the repayment of the Loan prior to the Stated Maturity Date.

3.2	Extension: The Borrower may request the Lender, in substantially the form set out in Schedule 12, for an extension of the then applicable Stated Maturity Date, by notice to the Lender at least ninety (90) calendar days prior to the then applicable Stated Maturity Date (the “Stated Maturity Extension Request”). The extension of the Stated Maturity Date

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shall be for a period of three months, six months, nine months, or one year, as specified by the Borrower in the Stated Maturity Extension Request. The Lender may accept or decline such request in its sole discretion (freiem Ermessen) and will give notice of its decision not less than sixty (60) calendar days prior to the then applicable Stated Maturity Date. If the Lender agrees to such request (the date on which the Lender agrees, the “Extension Agreement Date”), the then applicable Stated Maturity Date will be extended by an additional period of three months, six months, nine months, or one year (as applicable) from the Extension Agreement Date. A failure by the Lender to notify the Borrower of its decision within the required timing, or in such other period as agreed between the Borrower and the Lender, shall be taken as a refusal by the Lender to extend the Stated Maturity Date.

4	Optional Prepayment and Termination

4.1	Right to Prepay: The Borrower shall have the right at any time and from time to time but no more than once (unless waived by the Lender) in any calendar month to prepay all or part of the Aggregate Principal Amount (together with any accrued but unpaid interest thereon) on the terms provided in Clause 4.2 (the “Optional Prepayment”). If the Borrower prepays all of the Aggregate Principal Amount (together with any accrued but unpaid interest thereon and all other amounts due from the Borrower under any Finance Document) and the Borrower has indicated in its notice of prepayment that this Agreement is to terminate, the Prepayment Date shall be the Termination Date, and this Agreement shall terminate as of the Termination Date.

4.2	Notice and Amount of Optional Prepayment: The Borrower shall notify the Lender, in substantially the form set out in Schedule 5, of any prepayment hereunder, not later than 5.00 p.m., New York time, two (2) Business Days prior to the date of prepayment (the “Prepayment Date”) unless the Lender (in its sole discretion) agrees to accept a shorter notice period, and the Lender shall acknowledge such notice by email in substantially the form set out in Schedule 6 not later than 5.00 p.m., New York time, one (1) Business Day prior to the Prepayment Date; provided, however, that the failure of the Lender to provide any such acknowledgement shall not affect the right of the Borrower to make a prepayment. The Borrower’s notice shall specify the Prepayment Date and the cash amount that the Borrower wishes to prepay (the “Prepayment Amount”). The Borrower may revoke such notice at any time prior to 5:00 p.m., New York time, on the Business Day prior to the Prepayment Date; provided, however, that the Borrower shall compensate the Lender for any amounts notified by the Lender to the Borrower as the Lender’s broken funding costs resulting from (a) the repayment of the Lender’s funding and (b) the Lender’s continued funding of the Loan to which such revoked prepayment notice relates. The Lender’s acknowledgement shall identify (a) the Aggregate Principal Amount or portion thereof to be prepaid (the “Optional Prepayment Amount”), (b) an amount, which shall be calculated as the product of the Optional Prepayment Amount multiplied by the Reference Interest Rate and the Day Count Fraction for the period from and including the Interest Accrual End Date immediately preceding the relevant Prepayment Date to but excluding such the Prepayment Date (the “Accrued Interest Amount”), (c) the Market Adjustment Factor and (d) any broken funding costs. The Optional Prepayment Amount shall be calculated as (A) the Prepayment Amount minus (B) the Accrued Interest Amount minus (C) any broken funding costs plus (D) the Market Adjustment Factor. No Market Adjustment Factor or broken funding costs will be determined or applicable if the Prepayment Date is also an Interest Payment Date. Each Optional Prepayment shall be in a minimum principal amount of U.S.$500,000 (unless waived by the Lender).

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5	Mandatory Prepayment

5.1	Illegality Event: Following delivery of a written notice from the Lender to the Borrower of the occurrence of an Illegality Event, the Borrower shall prepay the Aggregate Principal Amount of the Loan (together with accrued interest thereon) as soon as commercially practicable, and in any event no later than 120 calendar days after such notice. The date of prepayment shall be the Termination Date, and, once payment of any amounts due under the Finance Documents and the Loan has been made, this Agreement shall terminate as of the Termination Date.

5.2	Maximum Principal Amount: If on any date the Aggregate Principal Amount exceeds the Maximum Principal Amount, the Borrower will, within 30 calendar days of such date, prepay sufficient principal of the Loan (together with accrued interest thereon) in order to reduce the Aggregate Principal Amount to an amount that does not exceed the Maximum Principal Amount.

5.3	Material Market Disruption: Following delivery of a written notice from the Lender to the Borrower of the occurrence of a Material Market Disruption, the Borrower shall prepay the Aggregate Principal Amount of the Loan (together with accrued interest thereon) no later than 120 calendar days after such notice. The date of prepayment shall be the Termination Date, and, once payment of any amounts due under the Finance Documents and the Loan has been made, this Agreement shall terminate as of the Termination Date.

5.4	Regulatory Event: Following delivery of a written notice from the Lender to the Borrower of the occurrence of a Regulatory Event, the Borrower shall prepay the Aggregate Principal Amount of the Loan at a price of 100% (together with accrued interest thereon) as soon as commercially practicable, and in any event no later than 120 calendar days after such notice. The date of prepayment shall be the Termination Date, and, once payment of any amounts due under the Finance Documents and the Loan has been made, this Agreement shall terminate as of the Termination Date.

5.5	Automatic Reduction of Maximum Principal Amount: If the Lender delivers written notice to the Borrower of the occurrence of an Illegality Event, a Material Market Disruption or a Regulatory Event, as provided in Clause 5.1, Clause 5.3 or Clause 5.4, as applicable, on the date on which such notice is given, and on each date thereafter until the Termination Date, the Maximum Principal Amount shall be automatically reduced to equal the Aggregate Principal Amount of the Loan outstanding on such date.

6	Status

The obligations of the Borrower under this Agreement are secured by a first priority security interest over the Collateral Accounts in favor of DB pursuant to the Security Agreement. Assets of the Borrower may be substituted and removed from Collateral Accounts so long as no Default exists, results, or continues as a result thereof, subject to the terms of the Security Agreement. The obligations of the Borrower under this Agreement to any Lender other than DB constitute unsecured and unsubordinated obligations of the Borrower and rank pari passu with all other present and future unsecured and unsubordinated obligations of the Borrower save for any mandatory statutory provisions.

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7	Interest

7.1	Accrual: The Loan will bear interest on the Initial Principal Amount as from and including the Disbursement Date up to but excluding the first Interest Accrual End Date, and thereafter on the Aggregate Principal Amount (taken as of the Interest Accrual End Date at the beginning of the relevant Interest Period) as from and including any Interest Accrual End Date up to but excluding the next following Interest Accrual End Date (each such period being an “Interest Period”). An Interest Period that otherwise would extend beyond the Stated Maturity Date shall end on (but exclude) the Stated Maturity Date. Subject to Clause 7.7, the Borrower will pay interest in arrear for each Interest Period on the relevant Interest Payment Date.

7.2	Intra-Period Disbursements: If a Further Disbursement occurs on a date that is not an Interest Accrual End Date, then such Further Disbursement shall bear interest, at the Interest Rate for such Interest Period, on the Increased Principal Amount, from and including the Interest Accrual End Date immediately preceding such Further Disbursement Date up to but excluding the next Interest Accrual End Date, subject to Clause 4. On such Interest Accrual End Date, such Increased Principal Amount shall be consolidated into the Aggregate Principal Amount for all purposes hereunder.

7.3	Interest Rate: The interest rate in respect of the Loan for each Interest Period is a rate per annum equal to the Reference Interest Rate determined by the Calculation Agent in accordance with Clause 7.4, plus the Spread (the “Interest Rate”).

7.4	Reference Interest Rate: The “Reference Interest Rate” is the interest rate expressed as a rate per annum (a) in respect of any Interest Period, the rate for three-month deposits in U.S. dollars for that Interest Period as determined from Reuters Page LIBOR 01 (or any successor page) (the “Screen Page”) as of 11.00 a.m., London time, on the Interest Determination Date, (b) if paragraph (a) above does not apply due to non publication of such rate by Reuters, then the rate for three-month deposits in U.S. dollars for that Interest Period as determined from the Bloomberg Page ≤≥USSW≤≥GO (or any successor page) as of 11.00 a.m., London time, on the Interest Determination Date, or (c) if paragraphs (a) and (b) above do not apply due to non publication of such rate by Reuters or Bloomberg, respectively, then the rate at which U.S. dollar denominated three-month borrowings are offered by Deutsche Bank AG, London Branch in the London interbank market on such Interest Determination Date.

7.5	Calculation: The Calculation Agent will determine the Interest Rate on the Interest Determination Date. On or prior to each Interest Accrual End Date, the Calculation Agent will calculate the amount of interest (the “Interest Amount”) payable on the Loan for the Interest Period ending on such Interest Accrual End Date. The Interest Amount for the related Interest Period will be calculated by applying the Interest Rate and the Day Count Fraction to the Aggregate Principal Amount and rounding the resultant figure to the nearest cent, with USD 0.005 being rounded upwards. The Interest Amount and capitalized interest (if any) shall each be determined by the Calculation Agent in a commercially reasonable manner, and such determination shall be conclusive absent manifest error.

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7.6	Notification: The Calculation Agent will notify the Borrower and the Lender of the Interest Rate determined with respect to the relevant Interest Period, the Interest Amount accrued in respect of the Loan and the relevant Interest Payment Date on or around the Interest Accrual End Date (such date of notification, the “Interest Notification Date”) at the end of such Interest Period. In the event of an extension or a shortening of the Interest Period, the Interest Amount payable, the Interest Accrual End Date and the Interest Payment Date may be subsequently amended, or appropriate alternative arrangements may be made by way of adjustment by the Calculation Agent.

7.7	Payment of Interest: Interest accrued on the Loan with respect to any Interest Period, unless otherwise paid earlier on the terms provided in this Agreement for early repayment, (a) if an amount less than U.S.$100, shall be ignored and shall not be due and payable by the Borrower or (b) if an amount of U.S.$100 or more, shall be capitalized as provided in Clause 7.8.

7.8	Capitalization: Capitalization Amounts of U.S.$100 or more will be rounded upwards to the nearest U.S. dollar and added to the Aggregate Principal Amount as of each Interest Accrual End Date without any action on the part of the Borrower unless, (a) the capitalization of any amount pursuant to this Clause 7.8 would result in the Aggregate Principal Amount exceeding the Maximum Principal Amount or would result in the Collateralization Ratio exceeding the Trigger OC Ratio (in which case interest shall be paid on the Interest Payment Date related to the relevant Interest Period) or (b) such Interest Accrual End Date is the Stated Maturity Date (in which case interest shall be paid on the Stated Maturity Date). Within two (2) Business Days following each Interest Accrual End Date, provided that interest due for the related Interest Period has been capitalized as set forth in this Clause 7.8, the Lender shall deliver notice to the Borrower, substantially in the form set out in Schedule 13, setting forth in reasonable detail the calculation of the Capitalization Amount for such Interest Period and the Aggregate Principal Amount as of such Interest Accrual End Date.

7.9	Record of Capitalization: The first sentence of Clause 2.6 shall apply accordingly to any increase to the Aggregate Principal Amount resulting from the capitalization of interest as set forth in this Clause 7.

7.10	Cessation of Accrual: Save as otherwise provided herein, the Loan will cease to bear interest as of the Termination Date.

7.11	Revised Spread: Notwithstanding the foregoing or the provisions of § 288 of the German Civil Code, if a Default has occurred, interest shall accrue daily on the Aggregate Principal Amount, from and including the date of the occurrence of such Default to but excluding the date such Default is no longer continuing, at a rate per annum equal to the Reference Interest Rate in effect for the relevant period plus the sum (the “Revised Spread”) of (a) 2.0 % per annum plus (b) the Spread.

8	Payments Generally

8.1	Payments: The Borrower shall make each payment required to be made by it hereunder (whether of principal, of accrued interest, or of amounts payable under Clause 9, or otherwise) to the Lender unless otherwise specified hereunder prior to 2:00 p.m., New York time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

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8.2	Account Details: The Borrower will make all payments due under this Agreement to the following account of the Lender or such other account as advised by the Lender by giving at least 10 Business Days’ prior notice:

Bank:	Deutsche Bank Trust Company America
Account Name:	DB AG GFD USD Blackstone Alternative Alpha Master Fund in favour of DEUTDEFF Deutsche Bank Frankfurt
Account no.:	GB76DEUT40508141285923
ABA:	021 001 033
SWIFT Code:	DEUTGB2L

8.3	Application of Payments: If at any time insufficient funds are received by the Lender to pay fully all amounts of principal and accrued interest and other amounts then due to it, such funds shall be applied (a) first, towards payment of accrued interest and such other amounts then due and (b) second, towards payment of principal then due.

8.4	Applicable Laws: Payments will be subject in all cases to any fiscal or other laws, rules and regulations applicable thereto.

9	Taxes; Increased Costs

9.1	Tax Gross-Up: Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Clause 9) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions and (c) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

9.2	Payment of Other Taxes: The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

9.3	Tax Indemnity: The Borrower shall indemnify and accordingly reimburse the Lender, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Clause 9) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that if the Borrower determines that there is a reasonable basis for asserting that such Indemnified Taxes or Other Taxes were not correctly or legally imposed or asserted by such Governmental Authority, at the Borrower’s written request and at the Borrower’s cost and expense, unless the Lender reasonably disagrees with the Borrower’s determination, the Lender shall make a claim for refund of such Indemnified Taxes or Other Taxes (and any interest and penalties arising therefrom or with respect thereto) to such Governmental Authority in the manner prescribed by applicable law and shall take such other reasonably necessary actions as

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requested by the Borrower in pursuit of such refund claim. If the Lender desires to be compensated in accordance herewith, (i) the Lender shall deliver to the Borrower a certificate as to the amount of such payment or liability with reasonable detail setting forth the calculation thereof and (ii) the Borrower shall make such payment within 10 calendar days after receipt of such certificate. Such certificate shall be prima facie evidence of such amount. The Borrower shall not be required to compensate the Lender pursuant to this Clause 9 for any liability incurred more than 180 days prior to the date that the Lender notifies the Borrower of such liability and of such Lender’s intention to claim compensation therefor; provided further that, if the such tax liability is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

9.4	Evidence: As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

9.5	Refunds: If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Clause 9, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Clause 9 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Clause 9 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

9.6	Increased Costs: If any Change in Law shall:

9.6.1	Reserves: impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender; or

9.6.2	Other Condition: impose on the Lender or the London interbank market any other condition affecting this Agreement or the Loan,

and the result of any of the foregoing shall be to increase the cost to the Lender of holding the Loan or to reduce the amount of any sum received or receivable by the Lender under the Loan (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

9.7	Reduced Rate of Return: If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loan to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

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9.8	Certificates Conclusive: A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in Clauses 9.6 and 9.7, including reasonable detail explaining how such amounts were calculated, shall be delivered to the Borrower and shall be prima facie evidence of the accuracy of such amount. The Borrower shall pay to the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

9.9	Notification: The Lender shall promptly notify the Borrower of (i) any Change in Law of which it actually becomes aware for which it determines to demand compensation under Clause 9 or (ii) any proposed Change in Law of which it becomes aware that might lead to a demand for compensation under Clause 9. Subject to the preceding sentence, the failure or delay on the part of the Lender to demand compensation pursuant to Clause 9 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to Clause 9 for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

10	Conditions Precedent to Initial Disbursement

The obligation of the Lender to disburse the Initial Principal Amount of the Loan on the Disbursement Date is conditional upon the following, unless waived in writing by the Lender:

10.1	Signed Documents: The Lender (or its counsel) having received on or before (a) the Effective Date from each party hereto either (i) a counterpart of each Finance Document (other than the Schuldschein) signed on behalf of such party, or (ii) written evidence satisfactory to the Lender (which may include facsimile or scanned electronic transmission of a signed signature page of the relevant Finance Document) that such party has signed a counterpart of the relevant Finance Document and (b) on or before the Disbursement Date, the Schuldschein.

10.2	Initial Disbursement Request: The Lender having received on or before the Effective Date an Initial Disbursement Request Notice attaching a Collateralization Ratio Certificate.

10.3	External Opinions: The Lender having received on or before the Effective Date favorable written opinion(s) (addressed to the Lender and dated the Effective Date) of (a) Linklaters LLP, German counsel to the Lender, (b) Seward & Kissel LLP, special counsel to the Borrower, and (c) Ropes & Gray LLP, Massachusetts counsel to the Borrower, respectively, each in form and substance satisfactory to the Lender and its counsel, and covering such other matters relating to the Borrower, the Finance Documents or the Transactions and the security interests created by the Security Documents as the Lender shall reasonably request. The Lender hereby requests such counsel to deliver such opinions.

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10.4	Conflicts as to Organization, Existence and Good Standing: The Lender having received on or before the Effective Date a certificate signed by an Authorized Officer certifying as of a date within five (5) Business Days before the Effective Date as to the Borrower being duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and as of the Effective Date to the resolutions attached thereto and any other corporate proceedings relating to its authorization of the Transactions and its execution and delivery of the Finance Documents and the Schuldschein, in form and substance satisfactory to the Lender and its counsel.

10.5	Compliance: The Lender having received on or before the Effective Date a certificate, dated the Effective Date and signed by an Authorized Officer, confirming satisfaction of the following conditions as of the Effective Date:

10.5.1	True and Correct: that the representations and warranties of the Borrower referred to in Clause 12.1 shall be true and correct in all material respects;

10.5.2	Security: that no Liens exist on the Effective Date over any part of the Collateral except as created in favor of the Lender under the Security Documents and Permitted Liens; and

10.5.3	No Default: that no Default shall have occurred and be continuing.

10.6	UCC Filing: The Lender having received a copy of the UCC-1 filing in Massachusetts in respect of the Collateral.

10.7	Illegality and Liability: the Lender’s disbursement of the Loan (a) being permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violating any applicable law or regulation and (c) not subjecting the Lender to any tax, penalty or liability under or pursuant to any applicable law or regulation; provided that if requested by the Lender, the Lender shall have received a certificate signed by an Authorized Officer certifying as to such matters of fact relating to the Borrower as the Lender may reasonably specify to enable it to determine whether such disbursement is so permitted.

10.8	Payment of Fees: Lender having received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

11	Conditions Precedent to Further Disbursements

If	the Borrower delivers a Further Disbursement Request Notice, the obligation of the Lender to disburse the Further Disbursement Amount on any Further Disbursement Date is conditional upon the following, unless waived in writing by the Lender:

11.1	Compliance:

11.1.1	the representations and warranties of the Borrower referred to in Clause 12 as repeated hereunder being true and correct in all material respects on and as of such Further Disbursement Date;

11.1.2	at the time of and immediately after giving effect to such Further Disbursement, no Default having occurred or continuing;

11.1.3	on such Further Disbursement Date, the Collateralization Ratio not exceeding the Target OC Ratio;

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11.2	Disbursement Limit: the Aggregate Principal Amount after giving effect to (i) such Further Disbursement on the Further Disbursement Date and (ii) any known subscriptions and any known repurchases of shares of the Borrower as of the next succeeding Measurement Date, being no greater than the lesser of (a) the amount that would cause the Collateralization Ratio to equal the Target OC Ratio and (b) the Maximum Principal Amount;

11.3	Illegality and Liability: the Lender’s disbursement of, or addition to, the Loan (a) being permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violating any applicable law or regulation and (c) not subjecting the Lender to any Taxes, penalty or liability under or pursuant to any applicable law or regulation; provided that if requested by the Lender, the Lender shall have received a certificate signed by an Authorized Officer certifying as to such matters of fact relating to the Borrower as the Lender may reasonably specify to enable it to determine whether such disbursement is so permitted;

11.4	Market Dislocation: on such Further Disbursement Date, there has not occurred a Material Market Disruption; provided that on the business day following the conclusion of such Material Market Disruption, the Lender shall honor Borrower’s request for Further Disbursement; and

11.5	Waiver of Conditions Precedent to Initial Disbursement: any of the conditions precedent set out in Clause 10 previously waived in writing by the Lender (and not subsequently satisfied in accordance with this Clause 11.5) having either been satisfied as of such Further Disbursement Date (with references in Clause 10 to the Effective Date or the Disbursement Date, as the case may be, being construed, for this purpose, as references to the Further Disbursement Date) or waived again.

Each Further Disbursement shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Clauses 11.1 and 11.2.

12	Representations and Warranties

12.1	In connection with the Lender’s granting of the Loan, together with any Further Disbursements, to the Borrower hereunder, the Borrower represents, warrants and acknowledges to, and agrees with, the Lender as of the Disbursement Date and each Further Disbursement Date that:

12.1.1	Organization and Powers: The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite trust power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and is authorized to do business in, and is in good standing in, every jurisdiction where such authorization is required.

12.1.2	Authorization and Enforceability: The Transactions are within the Borrower’s company powers and have been duly authorized by all necessary company and, if required, shareholder action. Each of this Agreement, the Schuldschein, the Custodian Agreement, the Structuring Fee Letter and the Security Documents has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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12.1.3	Governmental Approvals and No Conflicts: The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) any filing required under the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority applicable to the Borrower, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower, except for the Liens created pursuant to the Security Documents.

12.1.4	Financial Condition and No Material Adverse Change:

(i)	Financial Condition: The Borrower has furnished to the Lender (a) its most recent annual consolidated balance sheet and statements of income, stockholders’ equity and cash flows, reported on by the Auditor and (b) consolidated balance sheet and statements of income, stockholders’ equity and cash flows for the most recent fiscal year. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower as of the dates and for the periods covered in them in accordance with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in paragraph (b) above.

(ii)	No Material Adverse Change: Since the date of its establishment, or, thereafter, the date of the most recent annual audited financial statements furnished pursuant to Clause 13.1.1, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower, taken as a whole.

12.1.5

(i)	Title to Personal Property: The Borrower has good title to all of its assets that constitute Collateral, and the Borrower does not own any real property, other than any real property which may be received by the Borrower in connection with an in-kind distribution from an underlying investment.

(ii)	Trademarks etc.: The Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

12.1.6	Litigation Matters: There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

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12.1.7	Compliance with Laws and Agreements: The Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

12.1.8	No Default: No Default has occurred and is continuing.

12.1.9	No Other Indebtedness or Derivatives: The Borrower has (i) no Indebtedness outstanding other than (a) the Loan and (b) Permitted Indebtedness and (ii) no outstanding Derivative Transactions except (A) Permitted Derivatives and (B) Other Derivatives.

12.1.10	No Liens: All the assets of the Borrower are free and clear of Liens, other than any Lien created pursuant to any Security Document and any Permitted Liens. Other than in respect of Liens created pursuant to any Security Document and Permitted Liens, the Borrower does not have any registrations, filings or recordations in any jurisdiction evidencing a security interest in any assets of the Borrower including without limitation, filings of UCC-1 financing statements or any other encumbrances.

12.1.11	Valid and Perfected Security Interest: The Security Documents, when executed and delivered and after all filings are properly filed, create in favor of the Lender a valid and perfected first priority security interest in the Collateral (except for assets comprising the Collateral that are subject to Permitted Liens) securing all the Secured Obligations and is enforceable as such against creditors of and purchasers from the Borrower.

12.1.12	Independent Decisions: The Borrower has or shall have consulted with its advisors with respect to the financial reporting, tax and accounting treatment of the Transactions, including with respect to use of the Loan or Further Disbursements, prior to entering into any Transaction, and has made its own independent decision with respect to such financial reporting, tax and accounting treatment and has not relied upon the Lender in making such decision.

12.1.13	Taxation: The Borrower is not required to make any deduction for or on account of Indemnified Taxes from any payment it may make under the Loan.

12.1.14	Taxes: The Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

12.1.15	Disclosure: None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender or any Joining Lender in connection with the entry into of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make

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the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, if any, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

12.1.16	Subsidiaries: The Borrower does not have any subsidiaries other than Excluded Subsidiaries.

12.1.17	Fund Raising: The Borrower is raising funds under this Agreement exclusively for its own account and thus is the sole economic beneficiary (wirtschaftlich Berechtigter) within the meaning of Section 1 paragraph 6 of the German Money Laundering Act (Geldwäschegesetz).

12.1.18	Anti-Terrorism:

(i)	No Violation: The Borrower is not in violation of any law, rule or regulation relating to terrorism or money laundering applicable to it (“Anti-Terrorism Law”), including Executive Order No. 13224 on Terrorist Financing, effective 24 September 2001 (the “Executive Order”).

(ii)	Prohibited Persons or Entities: Neither the Borrower nor its brokers or other agents acting or benefiting in any capacity in connection with the Eligible Investments, is any of the following:

(a)	A person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(b)	A person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)	A person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(d)	A person or entity that is named as a “specially designated national and blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(iii)	Dealings with Prohibited Persons: The Borrower does not (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Clause 12.1.18(ii), (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, and the Borrower has established an anti-money laundering program, including written policies and procedures and internal controls reasonably designed to identify and know its clients in accordance with all applicable anti-money laundering laws.

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12.2	Commercial Purpose: The Borrower represents and warrants that it is entering into this Agreement and the Security Documents for proper commercial business purposes (ernsthafter wirtschaftlicher Zweck).

13	Affirmative Covenants

Until the Termination Date, the Borrower covenants and agrees with the Lender that:

13.1	Financial Statements and Other Information: The Borrower will furnish or will cause to be furnished to the Lender the following information, which will be treated by the Lender in accordance with its NDA:

13.1.1	Audited Annual Financials: within 210 days after the end of each fiscal year of the Borrower, its audited non-consolidated balance sheet and related statements of income, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Auditor or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any material qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower in accordance with GAAP consistently applied;

13.1.2	Unaudited Interim Financials: if produced by the Borrower, within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, its non-consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such period then ended and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations and cash flows of the Borrower in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

13.1.3	Certificates: concurrently with any delivery of financial statements under Clauses 13.1.1 or 13.1.2 (if any), a certificate of an Authorized Officer of the Borrower certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

13.1.4	Reports to Holders of Equity Interests: promptly after the same become available, copies of all periodic, episodic and other reports generally distributed by the Borrower to all the holders of its Equity Interests as a group;

13.1.5	Monthly Estimated NAV Report: on or before the Initial Reporting Date following the end of each calendar month, a report sent by the Borrower showing:

(i)	the estimated performance of the Eligible Investments, the estimated Net Asset Value of the Borrower, the estimated net asset values of the Eligible Investments, the Total Assets, the Gross Portfolio Value and the Adjusted Gross Portfolio Value of the Borrower, each as of the end of such calendar month from and including the calendar month in which this Agreement is dated, to enable the Lender to confirm the Borrower’s compliance with Clause 13.9; and

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(ii)	estimated weekly, monthly, quarterly and annual net returns of the Borrower;

such report to have substantially the content set out in Part I of Schedule 16;

13.1.6	Monthly Compliance Report: on or before the Initial Reporting Date following the end of each calendar month, a report sent by the Borrower showing compliance (and non-compliance) of the Eligible Investments with the Portfolio Guidelines, such report to have substantially the content set out in Part II of Schedule 16;

13.1.7	Monthly Final NAV Report: on or before the Final Reporting Date following the end of each calendar month, a report sent by the Borrower, and the content of which has been reviewed by the Administrator, showing:

(i)	the final Net Asset Value of the Borrower, the final net asset values for the Permitted Funds, the Total Assets, the Gross Portfolio Value and the Adjusted Gross Portfolio Value of the Borrower, each as of the end of such calendar month from and including the calendar month in which this Agreement is dated, to enable the Lender to confirm the Borrower’s compliance with Clause 13.9; and

(ii)	final monthly, quarterly and annual net returns of the Borrower;

such report to have substantially the content set out in Part III of Schedule 16;

13.1.8	Constituent Documents: it shall promptly give notice of any amendment or modification made to the Constituent Documents (other than technical, non-material amendments or modifications) and provide both (a) a clean copy of the revised document, and (b) a copy which highlights the amendments or modifications as made, of each relevant document; and

13.1.9	Other Information: promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of this Agreement, as the Lender may reasonably request. Following any such request for information by DB CRM, the Borrower shall only be obliged to provide such information to DB CRM, in accordance with the details provided in Clause 16.1.4.

13.2	Notices of Material Events: The Borrower will furnish to the Lender prompt written notice of the following:

13.2.1	Default: the occurrence of any Default;

13.2.2	Filing of Action etc.: the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or the Manager that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

13.2.3	Proposed Change in Collateral Accounts: any proposal to change the name, account number, branch or bank at which the Collateral Accounts is held;

13.2.4	Other Development: any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

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13.2.5	Failure to Deliver Financial Statements and Other Information: when it has not, or where it reasonably expects that it will not be able to, deliver the financial statements and other information required in Clause 13.1 at the time specified in such Clause.

Each notice delivered under this Clause 13.2 shall be accompanied by a statement of an Authorized Officer setting forth reasonable details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

13.3	Existence and Conduct of Business: The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

13.4	Payment of Obligations: The Borrower will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

13.5	Books and Records and Inspection Rights: The Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably required, provided that to the extent such rights are used to view material comprised within information sent to DB CRM directly, such representatives must come from, and report their findings to, DB CRM. Upon and following an occurrence of a Default that is continuing or has had enforcement proceedings commenced in respect thereof, any designated representatives of the Lender shall be permitted to visit and inspect the Borrower’s properties, to examine and make extracts from the Borrower’s books and records, and to discuss the Borrower’s affairs, finances and condition with the Borrower’s officers and independent accountants (without any exceptions) as often as requested.

13.6	Compliance with Laws: The Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

13.7	Use of Proceeds: The Loan and any Further Disbursements will be used only for Permitted Investments and to provide liquidity to the Borrower. No part of the Loan and any Further Disbursement will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including regulations T, U and X.

13.8	Compliance with Constituent Documents: The Borrower will comply with all of the terms and conditions of its Constituent Documents.

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13.9	Collateralization Ratio: The Borrower shall cause the Collateralization Ratio to remain less than or equal to the Target OC Ratio as of each Measurement Date provided, however, that if on a Reporting Date, the related report indicates that the Collateralization Ratio exceeds the Trigger OC Ratio as of the related Measurement Date, the Borrower shall either (x) transfer other assets of the Borrower into the Collateral Accounts in order to cause the Collateralization Ratio to be less than or equal to the Target OC Ratio as soon as commercially practicable and in any event no later than five Business Days following such Reporting Date or (y) (a) provide a written notice to the Lender not later than the date that is five Business Days following such Reporting Date stating that the Borrower has submitted, or already has outstanding, redemption requests for its investments in funds in the Investment Pool in aggregate sufficient to restore the Collateralization Ratio to comply with the Target OC Ratio by no later than 45 calendar days (or later, if in accordance with a redemption plan that is approved by the Lender) after the Measurement Date to which such Reporting Date relates; (b) provide to the Calculation Agent copies of each redemption request submitted to funds in the Investment Pool in accordance with such notice; (c) cause the Collateralization Ratio to be less than or equal to the Target OC Ratio as soon as commercially practicable and in any event no later than 45 calendar days (or later, if in accordance with a redemption plan that is approved by the Lender) after the Measurement Date to which such Reporting Date relates by either increasing the Adjusted Gross Portfolio Value through the injection of additional funds into the Eligible Investments or reducing the Aggregate Principal Amount of the Loan outstanding and (d) provide a written notice to the Lender as soon as commercially practicable but in any event no later than the date that is 45 calendar days (or later, if in accordance with a redemption plan that is approved by the Lender) after the Measurement Date to which such Reporting Date relates as to compliance with this Clause 13.9.

13.10	Protection of Security Interest: To the extent permitted by applicable law, the Borrower will cause the taking of such action within its control as is reasonably necessary in order to perfect and to maintain the perfection and priority of the security interest of the Lender in the Collateral (except in relation to a Permitted Lien) granted pursuant to the Security Documents.

13.11	Credits to Collateral Accounts: The Borrower shall ensure that all subscriptions for shares of the Borrower and proceeds of any redemption, sale, lease, transfer, or other disposal or liquidation of all or part of its interest in funds comprising the Investment Pool and any other asset of the Borrower, shall be paid or credited directly into the Collateral Accounts provided that if the consideration received by the Borrower for any such redemption of all or part of the Borrower’s interest in funds comprising the Investment Pool is non-cash consideration, this Clause 13.11 shall, in that context, be construed as referring only to the cash proceeds of any subsequent sale by the Borrower of such non-cash consideration.

13.12	Investments in Manager Funds:

13.12.1	Upon making any investment in a Manager Fund, the Borrower shall cause such Manager Fund to deliver to the Lender a letter substantially in the form of Schedule 17 (the “Manager Fund Letter”).

13.12.2	The Borrower shall provide written notice to the Lender and Calculation Agent of any agreement or arrangement to be entered into by a Manager Fund comprising part of the Collateral, pursuant to which Additional Indebtedness may be incurred, at least 30 calendar days prior to such Manager Fund entering into such agreement or arrangement.

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14	Negative Covenants

Until the Termination Date, the Borrower covenants and agrees with the Lender that, unless the Lender otherwise gives its prior written consent and except as effectuated to comply with the Investment Company Act:

14.1	Liens: The Borrower will not create, incur, assume or permit to exist any Lien, except Permitted Liens, on any property or asset now owned or hereafter acquired by it and forming part of the Collateral, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, other than as provided in this Agreement and the Security Documents.

14.2	Fundamental Changes:

14.2.1	No Disposal of Assets: The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) other than in the ordinary and usual course of its business, or liquidate or dissolve without the prior written approval of the Lender.

14.2.2	Disposals: The Borrower may not sell, lease, transfer or otherwise dispose of any asset (which shall not include a redemption of such asset in accordance with its terms) without the prior written approval of the Lender, unless such sale, lease, transfer or other disposal is made in the ordinary course of business of the Borrower, on an arm’s-length basis and where the consideration receivable is fair market value.

14.2.3	No Change of Business: The Borrower will not engage in any business other than businesses of the types authorized by the Constituent Documents.

14.2.4	No Modification of Documents: The Borrower will not, without the written consent of the Lender, which shall not be unreasonably withheld or delayed, enter into any amendment or modification of (1) any of its Constituent Documents (provided that amendments and modifications that are effectuated to comply with the Investment Company Act that would not impair the ability of the Borrower to fully perform its obligations hereunder shall be permitted; provided further that the Borrower PPM shall be deemed not to be a Constituent Document for this purpose), or (2) (a) the Custodian Agreement or (b) the Administration Agreement that in any such case described in (1) or (2) above could reasonably be expected to have a Material Adverse Effect.

14.2.5	No Subsidiaries: The Borrower will not have any subsidiaries other than Excluded Subsidiaries during the term of this Agreement.

14.3	Derivative Transactions: The Borrower will not, without the prior written consent of the Lender, enter into any derivative, swap or foreign exchange transactions, repurchase transactions, reverse repurchase transactions or securities lending transactions other than (a) Permitted Derivatives and (b) Other Derivatives.

14.4	Restricted Payments: The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as permitted under the Constituent Documents.

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14.5	Transactions with Affiliates: The Borrower will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than Excluded Subsidiaries and the Feeder Funds), except (a) at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties, (b) any Restricted Payment permitted by Clause 14.4 or (c) any management fee, administration fee or other fee or amount to any Affiliate as disclosed in the Borrower PPM (for the avoidance of doubt, the Borrower PPM is deemed to include any information incorporated by reference therein in accordance with applicable rules and regulations) not exceeding the maximum level at which such fees are permitted to be charged as provided in the Constituent Documents in effect at the date hereof (without subsequent amendments).

14.6	Collateral Accounts: The Borrower will not have any cash or securities accounts other than the Collateral Accounts and will not make any payments to any parties other than from the Collateral Accounts; provided, however, that with the consent of the Lender, the Borrower may open and maintain additional cash or securities accounts and may make payments from such accounts; provided, further, that none of the assets in any such additional cash or securities account shall be included in the calculation of the Gross Portfolio Value unless (i) such account is subject to a satisfactory control agreement in favor of the Lender such that the Lender obtains a valid and perfected first priority security interest in such account and (ii) the Borrower shall have provided to the Lender a favorable written opinion (addressed to the Lender) of counsel for the Borrower, in form and substance satisfactory to the Lender, opining on the security interest and any other matters which the Lender thinks are reasonably appropriate; and provided further, that upon an occurrence of a Default, to the extent the immediately preceding clauses (i) and (ii) are not satisfied in respect of any such account, the Borrower shall transfer all Cash Equivalents in any such account to the Collateral Accounts as soon as practicable and no later than within two Business Days and the Borrower shall use its best efforts to transfer all other assets in such account to the Collateral Accounts as soon as practicable thereafter.

14.7	Security Interest: The Borrower will not from and after the date hereof (a) except for Permitted Liens, permit the validity or effectiveness of any security created under any Security Document or the grant thereunder to be impaired, (b) except for Permitted Liens, create or attempt to create or permit to subsist in favor of any person other than the Lender any encumbrance (except encumbrances arising by operation of law in the ordinary course of trading) on or affecting the Collateral or any part thereof, or (c) except for Permitted Liens, take any action that would permit the Lien created under any Security Document not to constitute a valid first priority security interest in the Collateral.

14.8	Aggregate Principal Amount: The Aggregate Principal Amount shall not at any time exceed the Maximum Principal Amount.

14.9	Service Providers: The Borrower will not change the identity of the Custodian or the Administrator at the date hereof without the prior written approval of the Lender (such approval shall not be unreasonably withheld).

14.10	Indebtedness: The Borrower shall not incur any Indebtedness other than the Loan and Permitted Indebtedness.

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15	Events of Default

If any of the following events (each an “Event of Default”) shall occur:

15.1	Failure to Pay Principal: the Borrower shall fail to pay any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

15.2	Failure to Pay Interest: the Borrower shall fail to pay any interest accrued on the Loan within two Business Days of when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise (for the avoidance of doubt, interest that is capitalized in accordance with the terms hereof shall be deemed not to have become due and payable for purposes of this Section 15.2);

15.3	Failure to Pay Other Amount: the Borrower shall fail to pay any fee or any other amount (other than an amount referred to in Clause 15.1 or Clause 15.2) payable under any Finance Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

15.4	Breach of Representation or Warranty: any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or Clause 4 of the Security Agreement or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Finance Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

15.5	Breach of Collateralization Ratio: the Collateralization Ratio exceeds the Default OC Ratio at any time;

15.6	Failure to Perform – No Cure Period: the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Clause 13.2, Clause 13.3 (with respect to the Borrower’s existence), Clause 13.8, Clause 13.11 (other than as specified in Clause 15.7), Clause 14.2, Clause 14.6, or Clause 14.7;

15.7	Failure to Perform – Cure Period (I): the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Clause 13.1.5, Clause 13.1.6, Clause 13.1.7 or Clause 13.12, and such failure shall continue unremedied for a period of three (3) Business Days or a payment or credit under Clause 13.11 is made to an incorrect account due solely to an operational error and notwithstanding the Borrower’s proper instruction, and such incorrect payment or credit shall continue unremedied for a period of three Business Days;

15.8	Failure to Perform – Cure Period (II): the Borrower shall fail to observe or perform any covenant, condition, or agreement contained in Clause 13.10, Clause 14 (other than Clause 14.2, Clause 14.6, or Clause 14.7), and in any case such failure shall continue unremedied for a period of 20 days after written notice thereof delivered to the Borrower from the Lender;

15.9	Failure to Perform – Cure Period (III): the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Clause 13.9 (but only if the Borrower fails to timely observe the procedures and agreements in the proviso thereto);

15.10	Failure to Perform – Cure Period (IV): the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Clauses 15.1 to 15.9), or any Security Document, and such failure shall continue unremedied for a period of 45 days after written notice thereof delivered to the Borrower from the Lender;

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15.11	Involuntary Proceeding or Petition: an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (a) liquidation, reorganization or other relief in respect of the Borrower, the Manager or the debts of any of these Persons, or of a substantial part of its assets, under (as to the Borrower) Massachusetts law or (as to the Manager) Delaware law or other bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Manager or for a substantial part of the assets of any of these Persons, and, in any such case, such proceeding or petition shall continue undismissed for forty-five (45) calendar days or an order or decree approving or ordering any of the foregoing shall be entered;

15.12	Bankruptcy, Insolvency etc.: the Borrower or the Manager shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any (as to the Borrower) Massachusetts law or (as to the Manager) Delaware law or other bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subclause (a) of Clause 15.11, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing.

15.13	Unable to Pay Debts: the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

15.14	Undischarged Judgments: one or more judgments for the payment of money in an aggregate amount in excess of U.S.$5,000,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

15.15	Material Adverse Fund Event: a Material Adverse Fund Event shall have occurred;

then, and in every such event (other than an event with respect to the Borrower described in Clause 15.11 or Clause 15.12), and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower declare the Loan to be due and repayable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Aggregate Principal Amount, together with all interest and other obligations of the Borrower to the Lender accrued (but unpaid) hereunder, shall become due and repayable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and shall be entitled to terminate this Agreement, and the Borrower shall have two (2) Business Days from the date of such notice to make payment in full of such amount; and in case of any event with respect to the Borrower described in Clause 15.11 or Clause 15.12 (if any), the Aggregate Principal Amount, together with all interest and other obligations of the Borrower to the Lender accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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If within 2 Business Days of receipt of such notice, or the occurrence of any event with respect to the Borrower described in Clause 15.11 or Clause 15.12, as the case may be, the Borrower has not discharged its payment obligations towards DB, DB may redeem or dispose of all or any of the Collateral in exercise of its rights as a Secured Party under any Security Document.

16	Notices:

16.1	Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Clause 20.6 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email (where an email address has been provided), as follows:

16.1.1	To Borrower: if to the Borrower, to it c/o Blackstone Alternative Asset Management LP, 345 Park Avenue, 29th Floor, New York, NY 10154, Attention of Arthur Liao / Paul Lim / George Samoladas, email: BAAMTreasury@blackstone.com, (Facsimile No. +(1) 212 583 5386);

16.1.2	To the Lender: if to the Lender, to it at Deutsche Bank Aktiengesellschaft, GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt Issuance and Treasury Support, Taunusanlage 12, 60262 Frankfurt am Main, Email: gto-fft.sdo@db.com and with a copy sent as a pdf attachment by email marked to the attention of Paul Nix/Ross Wright, Email: FDT@List.db.com and vfn.info@db.com and with a copy to CIB Legal Department – Global Markets (Facsimile No. +(44) 207 545 8207);

16.1.3	To the Calculation Agent: if to the Calculation Agent, to it at Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, Attention of Paul Nix/Ross Wright, email: FDT@List.db.com and vfn.info@db.com, with a copy to CIB Legal Department – Global Markets (Facsimile No. +(44) 207 545 8207);

16.1.4	To DB CRM: if to DB CRM, to it at Deutsche Bank AG, 60 Wall Street, 35th Floor, New York, NY 10005, Attention of Keith Buckholz/Yang Wu/Shaowei Lai/Li Ling Yung, email: crm.gfd@db.com, keith.buckholz@db.com, yang.wu@db.com, shaowei.lai@db.com, li-ling.yung@db.com and HFD.ThresholdReporting@db.com;; and

16.1.5	To a Joining Lender: if to a Joining Lender, to it at its address (or email or facsimile number) set forth in the applicable transfer form or as otherwise provided by the Joining Lender.

16.2	Electronic Communications: Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Lender. The Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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16.3	Change of Address: Any party hereto may change its address, facsimile number or email address (if applicable) for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

17	Transfer

17.1	Transfer by Borrower: The Borrower may not assign or transfer any rights, claims or obligations under this Agreement to any third party except with the consent of the Lender at the Lender’s sole discretion.

17.2	Transfer by Lender: Notwithstanding any provision to the contrary and at its own cost the Lender may at any time assign its rights and claims under this Agreement in whole (which might be less than U.S.$5,000,000) or in part in a minimum amount of at least U.S.$1,000,000 and higher integral multiples of U.S. $1,000,000 to any person (the “Joining Lender”), provided however, that (a) the Lender may not transfer an amount of principal and the amount of interest accrued thereon separately and may not participate its interest in the Loan, and (b) any and all such transfers shall be in compliance with applicable laws, including Section 17(a) of the Investment Company Act, which would prohibit any transfer to an affiliated person of the Borrower or an affiliated person of such affiliated person. Any such transfer shall not include an assignment or transfer of the Collateral unless otherwise agreed or unless such an assignment or transfer occurs by operation of law; provided that, notwithstanding any provision herein to the contrary, any and all recourse to the Borrower prior to the release set forth in Clause 17.2.3 shall be limited as set forth in Clause 20.10.

17.2.1	A transfer by the Lender of its rights and claims under this Agreement will be effected by way of assignment (Abtretung). The Lender will deliver to the Borrower a copy of a duly completed and duly signed assignment agreement substantially in the form set out in Schedule 4 (“Transfer Agreement”) of this Agreement.

17.2.2	The Lender will promptly notify the Borrower in accordance with Clause 16 of any assignment pursuant to this Clause 17.2 and the date on which such assignment has become effective (the “Transfer Date”) in a facsimile letter substantially in the form of the Attachment to the form of Transfer Agreement in Schedule 4 hereto.

17.2.3	In the case of a partial transfer of the Lender’s rights and claims under this Agreement, the rights and claims of each Lender and any Joining Lender are separated (Teilgläubigerschaft).

17.3	Discharge of Obligations: If the Lender transfers its claims under this Agreement to a Joining Lender pursuant to Clause 17.2, and such transfer is notified to the Borrower (a) at least three (3) Business Days prior to the relevant payment date, the Borrower will be discharged from its respective payment obligation only by making payment to the Joining Lender or a bank or other institution or person designated by it, or (b) less than three (3) Business Days prior to the relevant payment date, the Borrower will be discharged from its respective payment obligation only by making payment to the transferring lender or a bank or other person designated by it; provided that all rights of the Borrower remain in full force and legal effect following such transfer to the extent provided for in this Agreement or under the applicable German statutory provisions of the German Civil Code (Bürgerliches Gesetzbuch).

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17.4	No Transfer of Commitment: DB may not transfer its commitment to make Further Disbursements pursuant to Clause 2.5 without the prior consent of the Borrower.

18	Calculation Agent

18.1	Appointment: The Borrower appoints Deutsche Bank AG, London Branch as the Calculation Agent with respect to the Loan; provided however that if there is a Replacement Event, the Borrower shall be entitled to appoint a replacement calculation agent that is a bank of international standing.

18.2	Successor: The parties agree that there will at all times be a Calculation Agent. Subject to Clause 18.1, the Calculation Agent (with the prior approval of the Borrower and the Lender which will not be unreasonably withheld) is entitled to appoint, or to terminate the appointment of, one or more other banks of international standing as Calculation Agent in place of Deutsche Bank AG, London Branch. Any such appointment or termination will be notified to the Lender and the Borrower without undue delay in accordance with Clause 16. If, for whatever reason, no Calculation Agent is appointed, the Lender shall act as Calculation Agent.

18.3	Agency Status: The Calculation Agent acting in such capacity, acts as agent of the Borrower. The Calculation Agent is hereby granted exemption from the restrictions of § 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any similar restrictions of the applicable laws of any other jurisdiction.

18.4	Determinations Binding: The calculations and determinations of the Calculation Agent shall be final and binding upon the parties (save in the case of manifest error). The Calculation Agent shall act in good faith and in a commercially reasonable manner in the calculation of any amounts as provided herein. Any price, number, currency amount or percentage calculated by the Calculation Agent under the Loan will be rounded to such number of decimal places and in such a manner as the Calculation Agent determines in its absolute discretion. The Calculation Agent shall make its calculations and determinations available to the Borrower upon its reasonable written request in accordance with Clause 16.

19	Counterclaims

The Borrower hereby waives any right of set-off against the claims arising from the Loan as well as the exercise of any pledge, right of retention or other rights through which the claims of the Lender could be prejudiced to the extent that such rights belong to the reserved assets (gebundenes Vermögen) of an insurer within the meaning of § 54 of the German Insurance Supervisory Law (Versicherungsaufsichtsgesetz) in conjunction with the Ordinance Relating to the Investment of the Committed Assets of Insurance Companies (Verordnung über die Anlage des gebundenen Vermögens von Versicherungsunternehmen, “Anlageverordnung”) or belong to cover assets (Deckungswerte) of a German mortgage bank and set up on the basis of domestic legislation, the same applies mutatis mutandis in the event of composition or insolvency proceedings.

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20	Miscellaneous

20.1	Expenses; Indemnity and Waiver

20.1.1	Expenses: The Borrower shall pay legal fees (including disbursements) incurred (i) by the Lender for its own account in connection with the entering into of this Agreement, the Security Documents and the Loan, subject to a maximum amount of U.S.$25,000, (ii) in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transaction contemplated thereby shall be consummated) and (iii) in connection with the enforcement or protection of the Lender’s rights in connection with this Agreement, including its rights under this Clause 20.1, or in connection with the Loan, including all reasonable out of pocket expenses incurred.

20.1.2	Indemnity: The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities, settlements and related expenses, including the fees, charges and disbursements of any one counsel for all Indemnified Parties reasonably incurred by or asserted against any Indemnified Party arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby (including, without limitation, any Finance Document), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (b) the Loan or the use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities, settlements or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The Indemnified Party shall not, without the prior written consent of the Borrower (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder.

20.1.3	Damage Waiver: To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loan or the use of the proceeds thereof.

20.1.4	Prompt Payment: All amounts due under this Clause 20.1 shall be payable promptly after written demand therefor.

20.2

Successors and Assigns: The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or transferees permitted hereby, except that (a) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent

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shall be null and void) and (b) the Lender may not assign or otherwise transfer its rights or obligations hereunder except in the case of an assignment of its rights in accordance with Clause 17 (and any attempted assignment or transfer by the Lender other than in accordance with Clause 17 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. The provisions of this Clause 20.2 do not apply to any other agreements entered into between the Borrower and the Lender or the Calculation Agent in connection with the Loan.

20.3	Survival: All covenants, agreements, representations and warranties made by the Borrower or any Joining Lender herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution of this Agreement and any disbursement pursuant to a Further Disbursement or the repayment thereof pursuant to this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Clauses 9 and 20.1 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, payment of the Aggregate Principal Amount of, and any accrued interest in respect of, the Loan or the termination of this Agreement or any provision hereof.

20.4	Confidentiality: The Borrower expects to disclose (whether directly or through its agents) to the Lender Information pursuant to the terms of this Agreement. The Lender agrees to prevent disclosure and maintain the confidentiality of all such Information in accordance with its NDA; provided that, disclosure of Information (a) to a Lender’s professional representatives and/or advisors, (b) that is otherwise legally required to be disclosed or (c) that is requested by a regulatory, self-regulatory or supervisory authority, shall be permitted. The Lender agrees to appropriately instruct employees and others who may be accorded access to such information by it and shall not use the same for any purpose other than in connection with this Agreement and the Loan.

Information shall not include any information that (a) is or becomes public knowledge through no act or omission of the recipient, (b) is publicly disclosed by its proprietor, (c) is otherwise lawfully obtained from third parties (who are not acting as agents of the recipient) and who are not known after reasonable inquiry to lack authority to possess and disclose the same, (d) is independently developed by the recipient in a manner that can be shown not to have used the information received, (e) is known by the recipient on the date hereof other than by reason of discussions with or disclosures by the Borrower (or the Manager and its Affiliates) in negotiating this Agreement or the Loan, subject to subclause (f) below, or (f) is or becomes known as a result of another transaction between the parties hereto (or the Manager and its Affiliates), but information referred to in this subclause (f) shall be subject to any limitations imposed on its use and disclosure by that transaction.

It is agreed that all Information provided to DB CRM under this Agreement or the Security Documents is for the use of and disclosure to the personnel and advisers of DB CRM only. Use or disclosure of such Information outside DB CRM is prohibited subject to the

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provisions of this Clause 20.4. It is further agreed by a Lender that is not DB that the information provided to such Lender’s department(s) responsible for monitoring credit risk and market risk under this Agreement is for the use of and disclosure to personnel and advisers of such department(s) only. Use or disclosure of such Information outside such department(s) is prohibited subject to the provisions of this Clause 20.4.

20.5	Severability: Should any of the provisions of this Agreement be or become invalid in whole or in part or permanently impracticable such invalidity or impracticability will not affect the validity of the remaining provisions. In these cases and in the event that this Agreement is incomplete, it will be read such that the incompleteness or the provision which is invalid or not capable of performance will be replaced by a new provision which comes closest to the desired commercial result of the provision it replaces and which will apply instead.

20.6	Agreement to Amend or Supplement: Any provision of this Agreement, including this Clause 20.6, may be amended or supplemented only if authorized representatives of all parties thereto agree in writing.

20.7	Governing Law

20.7.1	This Agreement is governed by the laws of the Federal Republic of Germany.

20.7.2	Any non-contractual rights and obligations arising out of or in connection with this Agreement shall also be governed by the laws of the Federal Republic of Germany.

20.8	Place of Performance: Place of performance will be Frankfurt am Main, Federal Republic of Germany.

20.9	Jurisdiction: Any action or other legal proceedings arising out of or in connection with the Agreement will be brought in the District Court (Landgericht) in Frankfurt am Main, Federal Republic of Germany.

20.10	Limited Recourse: Any claim by the Lender in respect of this Agreement or the Loan shall be limited in amount to the assets of the Borrower and not to any assets of any other person (the “Recourse Assets”). If after the Recourse Assets have been realized and the net proceeds have been distributed, the net proceeds are insufficient for the Borrower to make all payments which, but for the effect of this Clause 20.10, would then be due, the obligations of the Borrower will be limited to such net proceeds of realization. Neither the Lender, nor anyone acting on behalf of the Lender, shall be entitled to take any further steps against the Borrower to recover any further sum and no debt shall be owed to the Lender by the Borrower. In particular, the Lender may not petition or take any other step for the winding-up or insolvency of the Borrower.

20.11	Counterparts; Integration; Effectiveness: This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will be deemed an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or as a pdf attachment to an email shall be effective as delivery of a manually executed counterpart of this Agreement.

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20.12	Trust Obligation: A copy of the Agreement and Declaration of Trust of the Borrower, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the Borrower’s obligations under this Agreement are not binding upon any of its trustees, shareholders, nominees, officers, agents or employees personally, but bind only the trust property of the Borrower. The execution of this Agreement on the Borrower’s behalf has been authorized by its trustees, and this Agreement has been executed by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution shall be deemed to have been made by any of them individually, but shall only bind the Borrower or the trust property of the Borrower.

[SIGNATURES FOLLOW]

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THIS FLOATING RATE ASSIGNABLE SCHULDSCHEIN LOAN AGREEMENT is executed on the date first above written.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND as Borrower

By:
Name:
Title:

DEUTSCHE BANK AKTIENGESELLSCHAFT as Lender

By:	By:
Name:	Name:

DEUTSCHE BANK AG, LONDON BRANCH as Calculation Agent

By:	By:
Name:	Name:

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Schedule 1

The Portfolio Guidelines

1	Scope of Underlying Assets

Investments of the Borrower in the following financial instruments shall constitute “Eligible Investments”:

(a)	Permitted Funds (as defined below); and

(b)	cash or money market instruments held by a depository institution acceptable to the Calculation Agent.

Investment in (i) any asset which may have a negative value (e.g. margin accounts or certain managed accounts) and (ii) partly paid investments (e.g. private equity investments or real estate investment partnerships) shall be prohibited without the Calculation Agent’s consent. Any asset which may have a negative value and to which the Calculation Agent has consented, any partly paid investment to which the Calculation Agent has consented and all other instruments that are not Permitted Funds, including side pockets and private equity (the “Ineligible Investments”) shall when computing the Collateralization Ratio (i) if such Ineligible Investment has a value of zero or greater, have a value of zero or such other value greater than zero as the Calculation Agent may in its sole discretion determine or (ii) if such Ineligible Investment has a negative value, reduce the Gross Portfolio Value by the absolute amount of such negative value. For the avoidance of doubt, only the percentage of the fund to be allocated to a side pocket or affected by a redemption gate will be deemed an Ineligible Investment.

Each fund must satisfy all of the following criteria, as determined by the Calculation Agent, to qualify as a “Permitted Fund”:

(i)	it is a limited partnership, limited liability company, managed account or other entity that provides limited liability to an investor;

(ii)	it has a liquidity (as determined pursuant to paragraph 4 below) of less than 1095 days;

(iii)	it pursues a Permitted Investment Strategy set forth in paragraph 2 below;

(iv)	in the case of a diversified fund of funds or a non-diversified fund of funds, the Calculation Agent has in its reasonable discretion made a determination that it is a Permitted Fund as of any time, which determination remains in effect;

(v)	its value or liquidity is not materially impaired, including but not limited to suspension of redemptions, redemptions-in-kind, material modification of the fund including the issuance of side pockets regardless of whether these redemption provisions are disclosed in the relevant offering documents or constituent documents of such fund;

(vi)	there has not occurred an interruption, delay, breakdown or suspension for a significant period of time of the calculation or publication of the net asset value of the fund compared to the regular calculation and/or publication dates as set forth in the relevant offering documents or constituent documents of such fund;

(vii)	it must publish standard financial reporting (monthly return information within 30 days, annual financial statements conforming to international standards audited by an acceptable accounting firm within 240 days of fiscal year end) and it is current with all reporting requirements;

44

(viii)	if it is a Manager Fund, it shall not incur (a) any Indebtedness other than Additional Indebtedness or (b) any Additional Indebtedness with a party other than the Lender (“Non-DB Additional Indebtedness”) in an aggregate amount exceeding 15% of the most recently calculated net asset value of such Manager Fund;

(ix)	it does not fail due diligence conducted from time to time by the Calculation Agent in its reasonable discretion; and

(x)	its fund interests are free and clear of any liens and there are no registrations, filings or recordings in any jurisdiction evidencing a security interest in any of its fund interests.

The value of any Manager Fund that has incurred Non-DB Additional Indebtedness shall be reduced for purposes of computing the Collateralization Ratio by an amount equal to the product of (a) the percentage of the most recently calculated gross portfolio value of the Manager Fund represented by the interests in such Manager Fund held by the Borrower on the date as of which such Collateralization Ratio is being determined and (b) two (2) times the amount of the Non-DB Additional Indebtedness incurred by such Manager Fund and outstanding on the date as of which such Collateralization Ratio is being determined.

2	Strategy Diversification

The Borrower shall at all times be invested in at least 14 Permitted Funds.

The Borrower shall invest in the investment strategies below only (each a “Permitted Investment Strategy”). At all times, the following limits shall apply to each strategy as a percentage of the most recently calculated Gross Portfolio Value of the Borrower.

The Borrower must be invested in at least 3 of the strategies below. The classification of each Permitted Fund will be determined by the Calculation Agent.

Investment Strategy	Minimum	Maximum
Relative Value	0%	25%
Macro & CTAs	0%	25%
Equity	0%	85%
Multi-Strategy	0%	25%
Event Driven	0%	25%
Commodities / Natural Resources	0%	25%
Credit & Distressed	0%	25%
Other	0%	10%

Permitted Funds that are funds of hedge funds will have their respective strategies determined by looking to the strategy of the funds in which they invest.

45

3	Concentration in Individual Funds

The most recently available net asset value of a single Permitted Fund shall not represent at the time of subscription to such Permitted Fund more than 15% of the most recently calculated Net Asset Value of the Borrower. If, after the time of subscription, the most recently available net asset value of a single Permitted Fund shall represent more than 15% of the most recently calculated Net Asset Value of the Borrower, the excess over 15% shall be deemed to have a value of zero when computing the Collateralization Ratio and the Borrower will reduce such excess to 15% or below on the immediately succeeding redemption date for such Permitted Fund.

The most recently available aggregate net asset value of the 10 largest positions of the Borrower in Permitted Funds shall not exceed 80% of the most recently calculated Gross Portfolio Value of the Borrower. For purposes of determining compliance with the preceding sentence, positions of the Borrower in Permitted Funds that are funds of funds shall be determined by looking to the positions of such Permitted Funds in the underlying funds.

4	Liquidity

For the purposes of this paragraph 4, liquidity represents the maximum time period between giving notice of redemption and the net asset value date on which the redemption becomes effective. Therefore, for a quarterly liquidity fund requiring 60 days’ notice prior to the quarterly net asset value date, the liquidity will be 152 (60+92) days, and in respect of the monthly liquidity option requiring 45 days’ notice prior to the monthly net asset value date, the liquidity will be 76 (45+31) days. Any lock-up period, if not waivable or expired as of the date of determination, is to be considered for the purposes of computing this time period. Any Permitted Fund that has imposed or effected gating or suspension of redemptions shall be deemed to have a liquidity of longer than 365 days for the period during which such gating or suspension continues.

(a)	At least 15% of the most recently calculated Gross Portfolio Value of the Borrower shall be made up of Cash and Permitted Funds offering liquidity of 137 days or better.

(b)	At least 55% of the most recently calculated Gross Portfolio Value of the Borrower shall be made up of Permitted Funds offering liquidity of 183 days or better.

(c)	At least 70% of the most recently calculated Gross Portfolio Value of the Borrower shall be made up of Permitted Funds offering liquidity of 365 days or better.

(d)	At least 85% of the most recently calculated Gross Portfolio Value of the Borrower shall be made up of Permitted Funds offering liquidity of 455 days or better.

(d)	Not more than 25% of the Permitted Funds shall have a remaining lock-up period of one year or longer. Permitted Funds with “soft” lock-ups with early redemption penalties of 5% or greater will be counted as a Permitted Fund with a lock-up. Permitted Funds with “soft” lock-ups with an early redemption penalty of less than 5% shall be treated based on the sum of the redemption frequency and notice period.

If the Borrower is not in compliance with the limitations contained in (a) through (d) above on any Measurement Date, the Borrower’s Gross Portfolio Value shall be deemed to be reduced on such Measurement Date by such amount that the Borrower will, following such deemed reduction, be in compliance with such limitations.

46

Permitted Funds that are funds of funds will have their respective liquidities determined by looking to the liquidity of the funds in which they invest. The liquidity of such Permitted Funds shall be no worse than the liquidity of the funds in which they invest.

For the purposes of this paragraph 4, liquidity will be determined as of the first Business Day of each calendar month.

5	Reporting

Each Permitted Fund must publish standard financial reporting (monthly return information within 30 days, annual financial statements conforming to either United Kingdom Generally Accepted Accounting Principles, International Financial Reporting Standards or GAAP audited by an acceptable accounting firm within 240 days of fiscal year end).

6	General Guidelines

The Borrower shall at all times invest in compliance with its Constituent Documents.

The Calculation Agent shall be responsible for determining whether the Borrower is in compliance with the Portfolio Guidelines. Any investments in Permitted Funds that have imposed a suspension of redemptions shall be deemed to have a value of zero when computing the Collateralization Ratio for the period during which such suspension continues. Additionally, any assets of the Borrower which comprise real property shall be deemed to have a value of zero when computing the Collateralization Ratio.

For purposes of determining compliance with these Portfolio Guidelines by the Borrower, any fund of funds will be looked through to the underlying funds in which it is invested.

To the extent that the Borrower is not in compliance with any Portfolio Guideline, the assets which are in breach will be valued to the extent that they are in breach at zero when computing the Collateralization Ratio.

The Borrower shall not at any time invest in any fund with respect to which the Manager or any of its Affiliates is the investment manager (each a “Manager Fund”) unless such Manager Fund has delivered a Manager Fund Letter to the Lender in accordance with Clause 13.12 of this Agreement. Any investments in a Manager Fund at a time when such Manager Fund is not in compliance with such Manager Fund Letter shall be deemed to have a value of zero when computing the Collateralization Ratio for the period during which such non-compliance continues.

47

Schedule 2

List of Authorized Officers

1.	Peter Koffler

2.	Arthur Liao

3.	Kathleen G. Hogan

4.	Liza Ng

5.	Paul Lim

48

Schedule 3

Form of Schuldschein (Certificate of Indebtedness)

Schuldschein

(Certificate of lndebtedness)

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

a business trust constituted under the laws of the Commonwealth of Massachusetts whose registered office is at Corporate Service Company, 84 State Street, Boston, MA 02109 and whose principal place of business is at 345 Park Avenue, 29th Floor, New York, NY 10154

confirms to have received from

DEUTSCHE BANK AKTIENGESELLSCHAFT

a company incorporated in Germany acting through its office at Taunusanlage 12, 60262 Frankfurt am Main, Federal Republic of Germany

on December 20, 2013

(the initial “Disbursement Date”)

a Loan in the initial principal amount of

U.S.$1.00

(one U.S. dollar)

(the “Initial Principal Amount”) which after the Disbursement Date may be increased and/or decreased from time to time by, amongst others, Further Disbursements and principal repayments

(the aggregate principal amount outstanding at any time being the “Aggregate Principal

Amount”) (the “Loan”)

subject to the terms and conditions of the

Floating Rate Assignable Schuldschein Loan Agreement attached hereto.

December 20, 2013

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title: Authorized Signatory

Attachment 1: Floating Rate Assignable Schuldschein Loan Agreement

Attachment 2: Schedule of Further Disbursements and Principal Repayments

49

Attachment 1: Floating Rate Assignable Schuldschein Loan Agreement

50

Attachment 2

Schedule of Further Disbursements and Principal Repayments

Date	Price Paid	Specify Further Disbursement, Capitalization Amount or Principal Repayment	Increase (Decrease) in Aggregate Principal Amount of Loan	Aggregate Principal Amount

51

Schedule 4

Form of Transfer Agreement

Transfer Agreement

This Transfer Agreement is dated [•] and made between

Deutsche Bank Aktiengesellschaft as initial Lender (the “Lender”)

and

[Joining Lender] (the “Joining Lender”)

Blackstone Alternative Alpha Master Fund (the “Borrower”)

U.S.$1.00 (Initial Principal Amount) Floating Rate Assignable Schuldschein Loan Agreement due December 31, 2014 extendible by agreement of the Borrower and the Lender dated December 20, 2013 (the “Agreement”) evidenced by the Schuldschein dated December 20, 2013 (the “Schuldschein”)

Introduction:

(A)	On December 20, 2013, Deutsche Bank Aktiengesellschaft as the initial Lender has disbursed to the Borrower a Schuldschein loan in the initial amount of U.S.$1.00 (the “Loan”) upon the terms set forth in the Agreement, and evidenced by the Schuldschein. [The Loan principal amount has been changed to U.S.$[•] as of the date hereof.]

(B)	Pursuant to Clause 17.2 of the Agreement, the Lender has the right to assign in whole or in part to a third party its rights and claims in respect of the Agreement.

(C)	The Lender is desirous of transferring [part of] its rights and claims in respect of the Agreement by way of assignment (Abtretung) in the amount of [•] to the Joining Lender, and the Joining Lender is desirous of accepting such assignment.

1	Definitions

Capitalised terms will have the meaning as defined in the Agreement.

2	Purchase; Transfer and Assignment

2.1	The Joining Lender purchases from the Lender the Assigned Claims (as defined below) at the purchase price separately agreed between the Lender and the Joining Lender. The Lender and the Joining Lender agree such purchase.

2.2	With effect as from the date of this Transfer Agreement (the “Transfer Date”), the Lender assigns to the Joining Lender [all][part] of its rights under the Agreement [in a principal amount of U.S.$[•]], including the claims for payment of principal and interest under the Loan and all other rights by contract and by operation of law, as against the Borrower but excluding rights in respect of the Collateral (the “Assigned Claims”). The Joining Lender accepts the assignment of such Assigned Claims. [The Joining Lender hereby acknowledges that pursuant to Clause 17.3 of the Agreement, the Borrower will be

52

discharged from its respective payment obligation only by making payment to the Joining Lender or a bank or other institution or a person designated by it, if the transfer pursuant to Clause 17.2 is notified to the Borrower no later than seven (7) calendar days prior to any relevant payment date.]

3	Confirmations and Assurances

3.1	The Joining Lender confirms that it has received a copy of the Agreement and a copy of the Schuldschein and all other documentation and information required by it in connection with the execution of this Transfer Agreement.

3.2	The Joining Lender confirms that it has made, and will continue to make, its own credit assessment of the Borrower and its own assessment of the validity and enforceability of the Agreement, the Schuldschein and the Transfer Agreement and has not relied on the Lender or any statements made by the Lender in that respect.

3.3	The Lender hereby confirms that it has fulfilled its obligations under the Agreement with respect to the Assigned Claims until the date hereof. The Lender gives no representation or warranty and assumes no responsibility with respect to the validity or enforceability of the Agreement or any document related thereto and assumes no responsibility for the financial condition of the Borrower or for the performance by the Borrower of any of its obligations under the Agreement and any representations and warranties, whether contractual or implied by law or otherwise, are hereby excluded.

4	Miscellaneous

4.1	The Lender will promptly notify the Borrower of the transfer pursuant to this Transfer Agreement in a letter substantially in the form of the Attachment hereto.

4.2	Any provision of this Transfer Agreement, including this paragraph 4.2 may be amended or supplemented only if the parties hereto so agree in writing.

4.3	This Transfer Agreement will be governed by, and construed in accordance with the laws of the Federal Republic of Germany.

4.4	Place of performance and place of jurisdiction will be Frankfurt am Main, in the Federal Republic of Germany.

4.5	If any of the provisions of this Transfer Agreement is invalid or unenforceable such invalidity or unenforceability will not affect the validity of the remaining provisions. In these cases and in the event that this Transfer Agreement is incomplete, it will be read such that the incompleteness or the provision which is invalid or not capable of performance will be replaced by a new provision which comes closest to the desired commercial result of the provision it replaces and which will apply instead.

4.6	This Transfer Agreement is executed in two originals, one executed original being provided to each party.

53

Deutsche Bank Aktiengesellschaft

[place] [date]

by:

by:

[The Joining Lender]

[place] [date]

by:

by:

54

Schedule

to Transfer Agreement

Transfer Date:                                         [•]

Last Interest Payment Date:                    [•]

Next Interest Accrual End Date:             [•]

Next Interest Payment Date:                   [•]

Contact Details of Joining Lender:

Name:               [•]

Address:            [•]

Phone:               [•]

Email:                [•]

Attn.:                 [•]

Account Details of Joining Lender:

Bank:                                [•]

Account Number:             [•]

Bank Sorting Code:          [•]

Account Name:                 [•]

Reference:                         [•]

55

Attachment

[Form of notice from the Lender to Borrower]

To:	Blackstone Alternative Alpha Master Fund
c/o Blackstone Alternative Asset Management LP
345 Park Avenue
29th Floor
New York, NY 10154

Email:	BAAMTreasury@blackstone.com

Attention:	Mr. Arthur Liao

[date]

Blackstone Alternative Alpha Master Fund (the “Borrower”)

U.S.$1.00 (Initial Principal Amount) Floating Rate Assignable Schuldschein Loan Agreement due December 31, 2014 extendible by agreement of the Borrower and the Lender dated December 20, 2013 (the “Agreement”) evidenced by the Schuldschein dated December 20, 2013 (the “Schuldschein”)

We hereby inform you that we have assigned to [•] (the “Joining Lender“) [part][all] of our rights under the Agreement, in particular including the claim for payment of principal and interest and all other rights by contract and by operation of law, as against the Borrower pursuant to the Transfer Agreement, dated [•], attached hereto.

Transfer Date:	[•]

Transfer Amount:	[•]

Last Interest Payment Date:	[•]

Next Interest Payment Date:	[•]

Contact Details of Joining Lender:	[•]

Name:	[•]

Address:	[•]

Phone:	[•]

Email:	[•]

Attn.:	[•]

Account Details of Joining Lender:

Bank:                                [•]

Account Number:             [•]

Bank Sorting Code           [•]

Account Name:                 [•]

Reference:                         [•]

Sincerely yours,

Deutsche Bank Aktiengesellschaft

By:

Attachment:

56

Schedule 5

Form of Prepayment Notice

To:	Deutsche Bank Aktiengesellschaft

    Taunusanlage 12

    60262 Frankfurt am Main

Email: gto-fft.sdo@db.com

Attention:    GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt

    Issuance and Treasury Support

with a copy to:

Attention:   Paul Nix/Ross Wright

Email: FDT@List.db.com

  VFN.Info@db.com

[date]

Prepayment Notice

We refer to the Floating Rate Assignable Schuldschein Loan Agreement dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund (the “Borrower”), Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

The Borrower hereby gives irrevocable notice in accordance with Clause 4.2 of the Agreement that it intends to make a prepayment of [all] [part] of the Aggregate Principal Amount:

1.	The Prepayment Date of the prepayment (the “Subject Prepayment”) will be [•], being a Business Day not less than two Business Days from the date of this notice.

2.	The amount of the Subject Prepayment will be U.S.$[•] (subject to adjustment for the calculations required by the Agreement).

3.	The Subject Prepayment will be made to the following account:

Bank:                         Deutsche Bank Trust Company America

Swift Code:              DEUTGB2L

Account Number:    GB76DEUT40508141285923

Favor:                       Deutsche Bank Aktiengesellschaft

4.	[On the date of the prepayment of all of the Aggregate Principal Amount (together with any accrued but unpaid interest thereon and all other amounts due from the Borrower under any Finance Document) we wish to terminate the Agreement.]

Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

Very truly yours,

57

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title: Authorized Signatory

58

Schedule 6

Form of Acknowledgement of Prepayment Notice

To:	Blackstone Alternative Alpha Master Fund

    c/o Blackstone Alternative Asset Management LP

    345 Park Avenue

    29th Floor

    New York, NY 10154

Email:	BAAMTreasury@blackstone.com

Attention:	Mr. Arthur Liao

[date]

Acknowledgement of Prepayment Notice

We refer to the Floating Rate Assignable Schuldschein Loan Agreement dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

Further to your irrevocable notice of prepayment dated [•]:

1.	We acknowledge your request.

2.	We agree to the prepayment in the amount of U.S.$ [•] (the “Subject Prepayment”) specified therein.

3.	The Subject Prepayment comprises:

(i) an Optional Prepayment Amount of U.S.$[•];

(ii) an Accrued Interest Amount of U.S.$[•];

(iii) a [positive/negative] Market Adjustment Factor of U.S.$[•] and;

(iv) broken funding costs of U.S. $[•].

4.	The Aggregate Principal Amount outstanding after giving effect to the Subject Prepayment on the payment date specified therein will be U.S.$ [•].

Please acknowledge the new Aggregate Principal Amount outstanding by signing and returning a copy of this notice to Deutsche Bank Aktiengesellschaft, GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt Issuance and Treasury Support, Taunusanlage 12, 60262 Frankfurt am Main (Email: gto-fft.sdo@db.com), with a copy sent as a pdf attachment by email to VFN.Info@db.com (Attention: Paul Nix/Ross Wright).

Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

By:

59

We acknowledge the new value of the Aggregate Principal Amount described above.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title:   Authorized Signatory

60

Schedule 7

Form of Initial Disbursement Request Notice

To:	Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60262 Frankfurt am Main

Email:	gto-fft.sdo@db.com

Attention:	GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt
Issuance and Treasury Support

with a copy to:

Attention:	Paul Nix/Ross Wright

Email:	FDT@List.db.com
VFN.Info@db.com

[•], 2013

Initial Disbursement Request Notice

We refer to the Floating Rate Assignable Schuldschein Loan Agreement to be dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

The Borrower hereby requests an initial disbursement pursuant to Clause 2.1 of the Agreement:

1.	The Initial Principal Amount in cash requested to be drawn down hereby is U.S.$1.00.

2.	The undersigned hereby certifies and represents that each of the applicable conditions set forth in Clause 10 of the Agreement to the making of this initial disbursement have been satisfied.

3.	Attached hereto as a Schedule is a Collateralization Ratio Certificate.

4.	Wiring instructions are [as set out in Clause 2.2 of the Agreement][as follows: [insert]].

Terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title: Authorized Signatory

Attachment: Collateralization Ratio Certificate

61

Schedule 8

Form of Acknowledgement of Initial Disbursement Request Notice

To:	Blackstone Alternative Alpha Master Fund
c/o Blackstone Alternative Asset Management LP
345 Park Avenue
29th Floor
New York, NY 10154

Email:	BAAMTreasury@blackstone.com

Attention:	Mr. Arthur Liao

[•], 2013

Acknowledgement of Initial Disbursement Request Notice

We refer to the Floating Rate Assignable Schuldschein Loan Agreement to be dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

Further to your Initial Disbursement Request Notice dated [•], 2013, made pursuant to Clause 2.1.1 of the Agreement we acknowledge your request and will make the initial Disbursement specified therein in the amount of U.S.$1.00 and will make payment for value to your specified account on the Disbursement Date.

Please acknowledge receipt of the payment specified herein by signing and returning a copy of this notice to Deutsche Bank Aktiengesellschaft, GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt Issuance and Treasury Support, Taunusanlage 12, 60262 Frankfurt am Main (Email: gto-fft.sdo@db.com), with a copy sent as a pdf attachment by email to VFN.Info@db.com (Attention: Paul Nix/Ross Wright).

Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

By:

62

Receipt of payment is hereby acknowledged

on the          day of                     , 2013:

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title:   Authorized Signatory

63

Schedule 9

Form of Further Disbursement Request Notice

To:	Deutsche Bank Aktiengesellschaft
Taunusanlage 12 60262 Frankfurt am Main

Email:	gto-fft.sdo@db.com

Attention:	GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt
Issuance and Treasury Support

with a copy to:

Attention:	Paul Nix/Ross Wright

Email:	FDT@List.db.com
VFN.Info@db.com

[date]

Further Disbursement Request Notice

We refer to the Floating Rate Assignable Schuldschein Loan Agreement dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

The Borrower hereby requests a Further Disbursement pursuant to Clause 2.5 of the Agreement:

1.	The Further Disbursement Date for the Further Disbursement requested hereby (the “Subject Further Disbursement”) is [•], which is a Business Day permitted as a Further Disbursement Date pursuant to Clause 2.5 of the Agreement.

2.	The Subject Further Disbursement in cash requested to be drawn down hereby is U.S.$ [•].

3.	The undersigned hereby certifies and represents that each of the applicable conditions set forth in Clause 11 of the Agreement to the making of the Subject Further Disbursement have been satisfied and that there have been no more than [one (1)] other Further Disbursement in the calendar month in which the Further Disbursement Date of the Subject Further Disbursement falls.

4.	Attached hereto as a Schedule is a Collateralization Ratio Certificate.

5.	Wiring instructions are [as set out in Clause 2.2 of the Agreement][as follows: [insert]].

Terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

64

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title:    Authorized Signatory

Attachment: Collateralization Ratio Certificate

65

Schedule 10

Form of Acknowledgement of Further Disbursement Request Notice

To:	Blackstone Alternative Alpha Master Fund
c/o Blackstone Alternative Asset Management LP 345 Park Avenue 29th Floor
New York, NY 10154

Email:	BAAMTreasury@blackstone.com

Attention:	Mr. Arthur Liao

[date]

Acknowledgement of Further Disbursement Request Notice

We refer to the Floating Rate Assignable Schuldschein Loan Agreement dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

Further to your Further Disbursement Request Notice dated [•], made pursuant to Clause 2.5 of the Agreement:

1.	We acknowledge your request and will make the Subject Further Disbursement specified therein and will make payment for value to your specified account on the date for the Subject Further Disbursement requested.

2.	The Further Disbursement Amount comprises:

(i)	an Increased Principal Amount of U.S.$[•];

(ii)	an Accrued Interest Amount of U.S.$[•]; and

(iii)	a [positive/negative] Market Adjustment Factor of U.S.$[•].

3.	The Aggregate Principal Amount before giving effect to the Subject Further Disbursement was U.S.$[•], and the Aggregate Principal Amount after giving effect to the Subject Further Disbursement on the Further Disbursement Date will be U.S.$[•].

Please acknowledge receipt of the payment specified herein and the new value of the Aggregate Principal Amount by signing and returning a copy of this notice to Deutsche Bank Aktiengesellschaft, GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt Issuance and Treasury Support, Taunusanlage 12, 60262 Frankfurt am Main (Email: gto-fft.sdo@db.com), with a copy sent as a pdf attachment by email to VFN.Info@db.com (Attention: Paul Nix/Ross Wright).

Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

By:

66

Receipt of payment is hereby acknowledged

on the        day of                            , 20[•]:

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title:   Authorized Signatory

67

Schedule 11

Form of Collateralization Ratio Certificate

To:	Deutsche Bank Aktiengesellschaft
Taunusanlage 12 60262 Frankfurt am Main

Email:	gto-fft.sdo@db.com

Attention:	GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt
Issuance and Treasury Support

with a copy to:

Attention:	Paul Nix/Ross Wright

Email:	FDT@List.db.com
VFN.Info@db.com

[date]

Collateralization Ratio Certificate

We refer to the Floating Rate Assignable Schuldschein Loan Agreement dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

The undersigned hereby certifies pursuant to the Agreement that as of [•] the Gross Portfolio Value is U.S.$[•] as of the Measurement Date for [month, year] (after giving effect to any known subscriptions and redemptions as of the date of this certificate).

Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title:   Authorized Signatory

68

Schedule 12

Form of Extension Request

To:	Deutsche Bank Aktiengesellschaft
Taunusanlage 12 60262 Frankfurt am Main

Email:	gto-fft.sdo@db.com

Attention:	GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt
Issuance and Treasury Support
with a copy to:

Attention:	Paul Nix/Ross Wright

Email:	FDT@List.db.com
VFN.Info@db.com

[date]

Stated Maturity Extension Request

We refer to the Floating Rate Assignable Schuldschein Loan Agreement dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank AG, London Branch as Calculation Agent and Deutsche Bank Aktiengesellschaft as Lender.

In respect of Clause 3.2 of the Agreement:

1.	We request a [three-month][six-month][nine-month][one-year] extension of the currently applicable Stated Maturity Date of the Loan.

2.	The currently applicable Stated Maturity Date is: [•].

3.	If you agree with this request, the new Stated Maturity Date will be [three months][six months][nine months][one year] from the date on which the Lender agrees to this request.

Please acknowledge whether or not you agree or disagree with this Stated Maturity Date extension request by signing and returning a copy of this request to us and indicating accordingly. We acknowledge that your failure to return a copy of this request to us within the timing required in Clause 3.2 of the Agreement shall be deemed a refusal by you to extend the Stated Maturity Date.

Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name: Arthur Liao

Title:   Authorized Signatory

69

Acknowledged and agreed. The new Stated Maturity Date shall be [date] 1:

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

By:

[1]	The new Stated Maturity Date will be three months, six months, nine months or one year (as specified by the Borrower) from the date on which the Lender agrees to the Extension Request.

70

Schedule 13

Form of Capitalized Interest and Aggregate Principal Amount Notice

To:	Blackstone Alternative Alpha Master Fund
c/o Blackstone Alternative Asset Management LP 345 Park Avenue 29th Floor
New York, NY 10154

Email:	BAAMTreasury@blackstone.com

Attention:	Mr. Arthur Liao

[date]

Capitalized Interest and Aggregate Principal Amount Notice

We refer to the Schuldschein Loan Agreement dated December 20, 2013 (as amended, the “Schuldschein Loan Agreement”) between Blackstone Alternative Alpha Master Fund, Deutsche Bank Aktiengesellschaft and Deutsche Bank AG, London Branch.

We hereby give notice in accordance with Clause 7.8 of the Schuldschein Loan Agreement that as of the Interest Accrual End Date falling on [•]:

1.	The Capitalization Amount for the related Interest Period is U.S.$[•].

2.	The detailed calculation of such capitalized interest is as follows: [set out details]

3.	The Aggregate Principal Amount as of such Interest Accrual End Date is U.S.$[•].

Terms used herein but not defined herein shall have the meaning given thereto in the Schuldschein Loan Agreement.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

By:

71

Schedule 14

Form of Agreement to Increase Maximum Principal Amount

To:	Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB

Attention:	Paul Nix/Ross Wright

Email:	FDT@list.db.com and vfn.info@db.com

[date]

Variation of Maximum Principal Amount

We refer to the Floating Rate Assignable Schuldschein Loan Agreement dated December 20, 2013 (the “Agreement”) between Blackstone Alternative Alpha Master Fund and Deutsche Bank AG, London Branch.

In respect of Clause 2.7 of the Agreement:

1.	We agree to increase the Maximum Principal Amount of the Loan.

2.	The increase will be U.S.$[•].

3.	The Maximum Principal Amount after giving effect to such increase will be U.S.$[•].

Please acknowledge the new Maximum Principal Amount by signing and returning a copy of this agreement to us.

Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name:

Title:

Acknowledged and agreed:

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

By:

72

Schedule 15

Constituent Documents

1.	Agreement and Declaration of Trust dated November 14, 2011 and Bylaws dated as of November 14, 2011

2.	Private Placement Memorandum

3.	Investment Management Agreement between the Borrower and the Manager dated as of March 29, 2012

4.	Master Services Agreement between Blackstone Alternative Alpha Fund, the Borrower, and Citi Fund Services Ohio, Inc., dated as of April 1, 2012, as amended as of April 1, 2012

5.	Master Global Custodial Services Agreement between Blackstone Alternative Alpha Fund, the Borrower, and Citibank, N.A., dated as of January 17, 2012, as amended as of January 17, 2012

73

Schedule 16

Part I

Form of Monthly Estimated NAV Report

To:	[DATED]

[ADDRESSEES]

In compliance with Clause 13.1.5 of the Agreement, following is the Monthly Estimated NAV Report:

Blackstone Alternative Alpha Master Fund

(the “Borrower”)

Monthly Estimated NAV Report

XX/XX/XXXX

Estimated NAV of the Permitted Funds	$—
Cash Equivalents	$—
Gross Portfolio Value	$—
Adjusted Gross Portfolio Value	$—
Total Assets	$—
Estimated weekly net return of the Borrower	$—
Estimated monthly net return of the Borrower	$—
Collateralization Ratio:	—
Target OC Ratio:	0.12
Estimated NAV of the assets of the Borrower	$—

[Insert weekly and monthly performance tables since inception updated to most recent week or month, as the case may be]

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:

Name:

Title:

74

EXECUTION VERSION

Schedule 16

Part II

Form of Monthly Compliance Report

To:	[DATED]

[ADDRESSEES]

Blackstone Alternative Alpha Master Fund

In compliance with Clause 13.1.6 of the Agreement, following is the Monthly Compliance Report of Blackstone Alternative Alpha Master Fund

Fund Name	# Funds		Weighting		Investment Strategy		Notice Period

— Fund 1	[	•]	$	[•]	[	•]%	[	•]

— Fund 2	[	•]	$	[•]	[	•]%	[	•]

— —

— Fund [14]	[	•]	$	[•]	[	•]%	[	•]

— Cash

Receivables

—			$	[•]	[	•]%

Investment Strategy	Notice Period	Redemption Period	Total Liquidity		Hard/Soft Lock-up	Lock-up as at (see above)	Remaining Lockup as of Today	Applicable Lock-up	Lockup Exit Fee%
[•]	[•]	[•]	[•]	[•]	[Y/N]		[•]	[•]	[•]%
[•]	[•]	[•]	[•]	[•]	[Y/N]		[•]	[•]	[•]%
[•]	[•]	[•]	[•]	[•]	[Y/N]		[•]	[•]	[•]%
[•]	[•]	[•]	[•]	[•]	[Y/N]		[•]	[•]	[•]%
[•]	[•]	[•]	[•]	[•]	[Y/N]		[•]	[•]	[•]%

Strategy Diversification	Max		Portfolio		Excess
Relative Value	[•]	%	[•]	%	[•]	%
Macro & CTAs	[•]	%	[•]	%	[•]	%
Equity	[•]	%	[•]	%	[•]	%
Multi-strategy	[•]	%	[•]	%	[•]	%
Event-Driven	[•]	%	[•]	%	[•]	%
Commodities/Natural Resources	[•]	%	[•]	%	[•]	%
Credit & Distressed	[•]	%	[•]	%	[•]	%
Other	[•]	%	[•]	%	[•]	%
Cash & Receivables	100%		[•]	%	[•]	%
			[•]	%	[•]	%
			[•]	%	[•]	%

Total			100%		[•]	%

—	Liquidity	Min	Portfolio	Excess
—	137	15.00%	[•]%	[•]%
—	183	55.00%	[•]%	[•]%
—	365	70.00%
—	455	85.00%
—	Hard Lock	25.00%	[•]%	[•]%
—	[Y/N]		[•]	[•]	[•]%
—	[Y/N]		[•]	[•]	[•]%
—	—	—	—	—	—
—	—	—	—	—	—
—	—	—	—	—	—
—	—	—	—	—	—
—	—	—	—	—	—

2

Total Haircuts:	$ [•]	—	—	—	—	—	—	—	—
Ineligible Funds:	$ [•]	—	—	—	—	—	—	—	—
Guideline Haircuts:	$ [•]	—	—	Guideline			12.00%		75.00%
Permitted Funds NAV	$ [•]	—	—	Actual			[•]%		[•]%
Gross Portfolio Value:	$ [•]	—	—
Adjusted Gross Portfolio Value:	$ [•]	—	—
Total Assets:	$ [•]
—

—	Ineligible Funds
(including Funds >= 1095
day liquidity, Side
Pockets, Liquidating
Trusts, other Ineligible
	Investments)	Eligible Portfolio
—	[TRUE/FALSE]	[•]%
—	[TRUE/FALSE]	[•]%
—	[TRUE/FALSE]
—	[TRUE/FALSE]	[•]%
—	[TRUE/FALSE]
—	—	— —
—	—	— —

Haircut		Haircut

Single Fund <	Adjusted		Adjusted
15%	Percentage	Top 10 < 80%	Percentage
[•]%	[•]%	[•]%	[•]%
[•]%	[•]%	[•]%	[•]%
[•]%	[•]%	[•]%	[•]%
[•]%	[•]%	[•]%	[•]%

3

—	—	—	—
—	—	—	—	Adj GPV	$ [•]	$ [•]

See Strategy Table Below		Three largest Manager Funds

Haircut		Haircut
Adjusted
Strategy Breach	Adjusted Percentage	Nav < [80/10]%	Percentage
[•]%	[•]%	[•]%	[•]%
[•]%	[•]%	[•]%	[•]%
[•]%	[•]%	[•]%	[•]%
[•]%	[•]%
$ [•]		$ [•]

# of Days Liquidity			# of Days Liquidity		# of Days Liquidity		# of Days Liquidity			# of Days Liquidity
137			183		365		455
Haircut			Haircut		Haircut		Haircut			Haircut
	Adjusted		Liquidity <	Adjusted	Liquidity <	Adjusted	Liquidity <		Adjusted	Hard Lock	Adjusted
Liquidity < 137 days	Percentage		183 days	Percentage	365 days	Percentage	455 days		Percentage	<25%	Percentage
[•]%		[•]%	[•]%	[•]%	[•]%	[•]%		[•]%	[•]%	[•]%	[•]%
[•]%		[•]%	[•]%	[•]%	[•]%	[•]%		[•]%	[•]%	[•]%	[•]%
[•]%		[•]%	[•]%	[•]%	[•]%	[•]%		[•]%	[•]%	[•]%	[•]%
[•]%		[•]%	[•]%	[•]%	[•]%	[•]%		[•]%	[•]%	[•]%	[•]%
$ [•]			$ [•]		$ [•]		$ [•]			$ [•]

4

EXECUTION VERSION

Schedule 16

Part III

Form of Monthly Final NAV Report

To:                                                                                                                               [DATED]

[ADDRESSEES]

The Permitted Funds in the Investment Pool as of the date to which this report relates are:

[Provide names of Permitted Funds]

In compliance with Clause 13.1.7 of the Agreement, following is the Monthly Final NAV Report:

Blackstone Alternative Alpha Master Fund

(the “Borrower”)

Monthly Final NAV Report

XX/XX/XXXX

Final NAV of the Permitted Funds	$			—
Cash Equivalents	$			—
Gross Portfolio Value	$			—
Adjusted Gross Portfolio Value	$			—
Total Assets	$			—
Final monthly net return of the Borrower				—
Collateralization Ratio:		[	•]
Target OC Ratio:		[	•][2]
Final NAV of the assets of the Borrower	$			—

[Insert monthly performance table since inception updated to most recent month]

As reviewed by the Administrator, as administrator of Blackstone Alternative Alpha Master Fund

[2]	From and including the Effective Date to and including the Stated Maturity Date, 0.12.

Schedule 17

Form of Manager Fund Letter

To:	Deutsche Bank Aktiengesellschaft
Taunusanlage 12 60262 Frankfurt am Main or any Joining Lender
Email:	gto-fft.sdo@db.com
Attention:	GTO IBO Debt Securities Europe, Structured Securities Operations, Frankfurt
Issuance and Treasury Support

[date]

Dear Sirs:

Fund Covenants

We refer to the investment by Blackstone Alternative Alpha Master Fund (the “Investor”) in our fund [Name] (the “Manager Fund”). The Manager Fund is an affiliate of the Investor or its investment manager.

We confirm that we are aware that the Investor is pledging its interests in the Manager Fund (the “Investor Interests”) to Deutsche Bank Aktiengesellschaft in connection with a Floating Rate Assignable Schuldschein Agreement dated December 20, 2013 (as amended or restated, the “Agreement”) between the Investor, Deutsche Bank Aktiengesellschaft and Deutsche Bank AG, London Branch and that the Investor’s Interests will form part of the portfolio against which the Investor will be borrowing money from the lender under the Agreement.

In consideration of the Investor making its investment in the Investor’s Interests, we hereby covenant to you that, from the date of this letter until the earlier to occur of (a) the date on which the Investor redeems or otherwise disposes of all of its Investor Interests and (b) the date on which you notify us in writing that the Agreement has terminated:

1.	we will provide the Investor with no worse liquidity for the Investor Interests than the liquidity of a pro rata vertical slice of the underlying investments in the Manager Fund and in no event better liquidity than the Investor’s liquidity terms granted by the Manager Fund; and

2.	will not incur, assume, or permit to exist any indebtedness for borrowed money other than Additional Indebtedness (as defined in the Agreement) in accordance with Part (1)(viii) of the Portfolio Guidelines (as defined in the Agreement).

This letter constitutes a supplement to the subscription documents and constitutive documents of the Manager Fund. To the extent there is any inconsistency between those documents and this letter, this letter shall prevail. The benefit of this letter will be transferred to any joining lender under the Agreement for so long as it is a lender.

This letter shall be construed in accordance with and governed by the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

2

Very truly yours,

[MANAGER FUND]

By:    [•]

By:

Name:

Title:

Acknowledged by:

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

By:

3